_______________________________________________________

CUSTODY AGREEMENT

AMONG

PINEGROVE ALTERNATIVE INSTITUTIONAL FUND

AND

PINEGROVE ALTERNATIVE FUND

AND

PINE GROVE ASSET MANAGEMENT LLC

AND

JPMORGAN CHASE BANK, N.A.

CUSTODY AGREEMENT

TABLE OF CONTENTS

1.	INTENTION OF THE PARTIES; DEFINITIONS		1
	1.1	INTENTION OF THE PARTIES	1
	1.2	DEFINITIONS	2
2.	WHAT THE BANK IS REQUIRED TO DO		6
	2.1	SET UP ACCOUNTS	6
	2.2	CASH ACCOUNT	7
	2.3	SEGREGATION OF ASSETS	7
	2.4	EXECUTION AND SETTLEMENT OF TRANSACTIONS	8
	2.6	ACTUAL SETTLEMENT DATE ACCOUNTING	9
	2.7	INCOME COLLECTION (AUTOCREDIT)	9
	2.8	CERTAIN MINISTERIAL ACTS	10
	2.9	CORPORATE ACTIONS	10
	2.10	CLASS ACTION LITIGATION	11
	2.11	PROXIES	11
	2.12	STATEMENTS AND INFORMATION AVAILABLE ON-LINE	12
	2.13	ACCESS TO THE BANK'S RECORDS	13
	2.14	MAINTENANCE OF SECURITIES AT SUBCUSTODIAN LOCATIONS	14
	2.15	TAX RELIEF SERVICES	14
	2.16	FOREIGN EXCHANGE TRANSACTIONS	14
	2.17	PROCEEDINGS	15
	3.1	AUTHORIZATION AND ROLE OF THE INVESTMENT MANAGER	18
4.	INSTRUCTIONS		18
	4.1	ACTING ON INSTRUCTIONS; UNCLEAR INSTRUCTIONS	18
	4.2	INSTRUCTIONS CONTRARY TO LAW/REGULATION	19
	4.3	CUT-OFF TIMES	19
	4.4	PROVISION OF INFORMATION TO THE INVESTMENT MANAGER	20
5.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO THE BANK		20
	5.1	FEES AND EXPENSES	20
	5.2	OVERDRAFTS.	20
	5.3	THE BANK'S RIGHT OVER SECURITIES; SET-OFF	20
6.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS		21
	6.1	APPOINTMENT OF SUBCUSTODIANS, AFFILIATED SUBCUSTODIANS; USE OF SECURITIES DEPOSITORIES	21
	6.2	LIABILITY FOR SUBCUSTODIANS	22
	6.3	USE OF AGENTS	23

7.	ADDITIONAL PROVISIONS RELATING TO THE FUND		24
	7.1	REPRESENTATIONS AND WARRANTIES OF EACH FUND AND THE BANK	24
	7.2	EACH FUND TO PROVIDE CERTAIN INFORMATION TO THE BANK	25
	7.3	A FUND IS LIABLE TO THE BANK EVEN IF IT IS ACTING FOR ANOTHER PERSON	25
8.	WHEN THE BANK IS LIABLE to A Fund		25
	8.1	STANDARD OF CARE; LIABILITY	25
	8.12	FORCE MAJEURE	29
	8.14	CONFLICTS OF INTEREST	30
9.	TAXATION		30
	9.1	TAX OBLIGATIONS	30
	9.2	TAX RELIEF SERVICES	32
10.	TERMINATION		32
12.	MISCELLANEOUS		35
	12.1	NOTICES	36
	12.2	SUCCESSORS AND ASSIGNS	37
	12.3	ENTIRE AGREEMENT	37
	12.4	FURTHER ASSURANCES	37
	12.5	SECURITY HOLDING DISCLOSURE	37
	12.7		38
	AML/SANCTIONS REQUIREMENTS		38
	12.8	CONFIDENTIALITY	38
	12.9	INSURANCE	38
	12.10	NEW SERVICE.	39
	12.12	SEVERABILITY; WAIVER; AND SURVIVAL	39
	12.13	COUNTERPARTS	40
	12.14	NO THIRD PARTY BENEFICIARIES	40
SCHEDULE 2			45
Service Level Agreement as at the date of this Agreement.			45
AGENT AND CASH NETWORK			42

CUSTODY AGREEMENT

This Custody Agreement (the "Agreement"), dated March 31, 2015, is by and among JPMORGAN CHASE BANK, N.A.(the "Bank"), with a place of business at 4 New York Plaza, New York, NY 10004, United States; PINE GROVE ALTERNATIVE INSTITUTIONAL FUND, a Delaware statutory trust, with a place of business at 25 DeForest Avenue, Summit, New Jersey 07901, U.S.A. (the "Master Fund"); PINE GROVE ALTERNATIVE FUND, a Delaware statutory trust, with a place of business at 25 DeForest Avenue, Summit, New Jersey 07901, U.S.A. (the "Feeder Fund" and together with the Master Fund each a "Fund" and collectively, the "Funds") and PINE GROVE ASSET MANAGEMENT LLC, in its capacity as investment manager of the Funds, a Delaware limited liability company, with a place of business at 25 DeForest Avenue, Summit, New Jersey 07901, U.S.A. (the "Investment Manager").

Now therefore, the parties hereto, in return for the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. INTENTION OF THE PARTIES; DEFINITIONS

1.1 Intention of the Parties

(a) The Custody Documents sets out the terms governing custodial and settlement services provided by the Bank to each Fund (the "Services"). With effect from the date hereof, the Bank will be responsible for the performance of only those custodial and settlement duties that are set forth in the Custody Documents and such other duties or services as are agreed from time to time in writing by the Bank, each Fund and the Investment Manager. The Funds and the Investment Manager each acknowledge that the Bank is not providing any legal, tax or investment advice in providing the services hereunder.

(b) The terms and conditions of this Agreement are applicable only to the Services. Other services are subject to separate terms and conditions, which the Bank will make available to a Fund upon request.

(c) Headings are for reference and convenience only and are not intended to affect interpretation.

(d) References to Clauses are to Clauses of this Agreement and references to sub-Clauses and paragraphs are to sub-Clauses of the Clauses and paragraphs of the sub-Clauses in which they appear.

(e) Unless the context requires otherwise, references in this Agreement to "persons" shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine; use of the term "including" shall be deemed to mean "including but not limited to," and references to schedules, appendices and numbered sections shall be to such addenda and provisions herein; all such addenda are hereby incorporated in this Agreement by reference.

(f) All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

(g) The Service Level Agreement appended hereto is the version of the Service Level Agreement agreed between the Parties hereto as at the date of this Agreement in respect of the CIS Securities only and is included for information purposes only and may be amended by the Parties only by means of an amendment to the MSA, as more particularly set out in the MSA. Any valid amendment to the Service Level Agreement pursuant to the MSA shall (i) remain legal, valid, binding and enforceable as among the Parties to this Agreement even if such amendment is not reflected in the form of Service Level Agreement appended hereto and (ii) be incorporated into this Agreement by notice of its form from a Fund to the Bank or vice versa.

(h) In the event of an inconsistency between the form of the Service Level Agreement included as a schedule to this Agreement, which for the avoidance of doubt relates solely to the servicing of the CIS Securities only, and the form of the Service Level Agreement as agreed and in effect from time to time pursuant to the MSA, the form of the Service Level Agreement as agreed and in effect from time to time pursuant to the MSA will prevail.

(i) In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Service Level Agreement, the terms of this Agreement shall prevail.

(j) The Service Level Agreement included as a schedule hereto, shall be read as if all references therein to the "Service Provider" are replaced with the "Bank", all references to the "Services Provider" are replaced with "Pine Grove Asset Management GP LLC" and all references to the "Service Recipient" are replaced with the "Fund".

1.2 Definitions

As used herein, the following terms have the meaning hereinafter stated.

"40 Act" means the Investment Company Act of 1940.

"Account" has the meaning set forth in Clause 2.1 of this Agreement.

"Affected Party" has the meaning set forth in Clause 8.12 of this Agreement.

"Affiliate" means an entity controlling, controlled by, or under common control with, the Bank, a Fund or the Investment Manager, as the case may be.

"Affiliated Subcustodian" means a Subcustodian that is both a subsidiary of JPMorgan Chase & Co. and either (i) a bank chartered or incorporated in the United States of America or (ii) a branch or subsidiary of such a bank..

"AML/Sanctions Requirements" means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to the Bank, or to any Bank Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorist, insider or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority; and (b) any Bank policies and procedures reasonably designed to assure compliance with any such Applicable Law.

"Applicable Law" means the applicable laws in force in the United States, including the 40 Act; the Investment Advisers Act of 1940, as amended; the Securities Act of 1933, as amended ("1933 Act") and the Securities Exchange Act of 1934, as amended ("1934 Act") as well as any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

"Authorized Person" means such persons as each Fund and/or Investment Manager has notified to the Bank as being authorized to give Instructions (as the same may be updated in writing at any time by a Fund and/ or the Investment Manager). Such persons will continue to be Authorized Persons until such time as the Bank receives and has had reasonable time to act upon Instructions from a Fund or the Investment Manager that any such person is no longer an Authorized Person.

"Bank's Group" means (i) JPMorgan Chase & Co; or (ii) any company or other entity which directly or indirectly controls, is controlled by or is under common control with JPMorgan Chase & Co (including any holding company or subsidiary, each within the meaning of section 1159 of the Companies Act 2006); and (iii) any limited partnership or limited liability partnership whose general partner or managing member is an entity in (ii) above.

"Bank Indemnitees" means the Bank and its directors, officers and employees.

"Business Day" means any day other than Saturday or Sunday or public holiday that the Bank is open for business in London.

"Cash Account" has the meaning set forth in Clause 2.1(a)(ii).

"Charges" means the applicable custody fees relating to the Service as set out in the Fee Side Letter.

"CIS Securities" means such shares, units, limited partner interests, limited liability company interests representing ownership interests in private investment funds and collective investment schemes, whether issued in certificated or, uncertificated form, as may be reasonably acceptable to the Bank for the CIS Securities Account and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same.

"CIS Securities Account" means each CIS Securities custody account on the Bank's records from time to time to which CIS Securities are or may be credited for the benefit of a Fund pursuant hereto.

"Confidential Information" means and includes all non-public information concerning each Fund, the Investment Manager or the Accounts which Bank receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than Bank's breach of the terms of this Agreement or information that Bank obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidentiality to any person with respect to that information.

"Corporate Action" means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Security in the Securities Account that require discretionary action by the beneficial owner of the security.

"Country Risk" means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country's financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Securities and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets

"Custody Documents" means this Agreement and the Service Level Agreement.

"Default" means any breach of the obligations of the relevant Party (including fundamental breach or breach of a fundamental term) or any other default or negligence of the relevant Party, its employees, servants, agents or sub-contractors (including delegates, agents or subcustodians, as applicable) in connection with or in relation to the subject-matter of this Agreement and in respect of which such Party is liable to the other Party.

"Entitlement Holder" means the person named on the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary.

"Fee Side Letter" means the side letter setting out the Charges between the Bank, each Fund and the Investment Manager dated on or around the date hereof.

"Financial Asset" means a Security and refers, a the context requires, either to the asset itself or to the means by which a person's claim to it is evidenced, including a Security, a security certificate or a Security Entitlement. "Financial Asset" does not include cash.

"Force Majeure Event" means any (i) act of God, war, disease, riot, insurrection, civil commotion, terrorism, malicious damage, fire, flood, strike or other labor action other than action by Bank Indemnitees or a Fund or the Investment Manager (whether lawful or unlawful), earthquake; or (ii) any other event beyond the control of the Party affected by it and which as at the date of this Agreement was unknown to and could not reasonably have been anticipated and avoided by the Affected Party.

"Fund Group" means:

(i) Man Group plc;

(ii) any company or other entity which directly or indirectly controls, is controlled by or is under common control with Man Group plc (including any holding company or subsidiary, each within the meaning of section 1159 of the Companies Act 2006); and

(iii) any limited partnership or limited liability partnership whose general partner or managing member is an entity in (ii) above, but excluding any investment fund in relation to which Man Group plc or an entity or partnership in (ii) or (iii) above provides investment management, advisory, marketing or related services.

"Instructions" means instructions which: (i) contain all necessary information agreed between the Investment Manager and the Bank in the Service Level Agreement together with any other information reasonably required by the Bank with respect to any particular Instruction to enable the Bank to carry out the Instructions; (ii) are received by the Bank in writing or via facsimile or conveyed via such other secure electronic methods as are for the time being agreed by the Investment Manager (or an Authorized Person) and the Bank as suitable for this purpose; (iii) have been verified in accordance with a Security Procedure; and (iv) the Bank reasonably believes in good faith have been given by an Authorized Person in accordance with the Security Procedures or are transmitted with proper testing or authentication pursuant to terms and conditions which are separately agreed in writing between the Bank and the Investment Manager.

"Investment Company" has the meaning ascribed to it under the 40 Act.

"Liabilities" means any outstanding liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely the Bank's or its Affiliate's income), or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements), in all cases imposed on, asserted against or incurred by a Party in the performance of its duties hereunder.

"MSA" means the master services agreement between the Bank and FRM Investment Management Limited dated 21 March 2013, as amended from time to time.

"Non-CIS Securities" means all other securities that are not CIS Securities including shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to the Bank for the Non-CIS Securities Account.

"Non-CIS Securities Account" means each Non-CIS Securities custody account on the Bank's records from time to time to which Non-CIS Securities are or may be credited for the benefit of a Fund pursuant hereto.

"Reasonable Costs" means the costs and expenses that: (i) have been estimated in advance by the Party that will incur the costs and expenses prior to the relevant costs and expenses being incurred and such estimate has been notified in writing to the other Party; (ii) are reasonably and properly incurred by the relevant Party; (iii) arise directly out of the performance of the relevant Services or obligations pursuant to this Agreement by the relevant Party; and (iv) the relevant Party has used its reasonable endeavours to minimise.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities" means either or both the CIS Securities and/or Non-CIS Securities, whatever the context requires.

"Securities Account" means either or both the CIS Securities Account and/or the Non-CIS Securities Account, whatever the context requires.

"Securities Depository" has the meaning set forth in Clause 6.1 of this Agreement.

"Security Entitlement" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

"Securities Intermediary" means the Bank, a Subcustodian, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

"Security Procedure" means security procedures to be followed by each Fund upon the issuance of an Instruction and/or by the Bank upon the receipt of an Instruction, so as to enable the Bank to verify that such Instruction is authorized, as set forth in the Service Level Agreements, or as otherwise agreed in writing by the parties.

"Service Level Agreement" means (a) with respect to CIS Securities, the service level agreement relating to the Services which is set out in annex D (Custody Services) of schedule 2 to the MSA (as may be amended and restated from time to time), the current version (as at the date of this Agreement) of which is reproduced for information purposes only in Schedule 2 hereto; or where the context so requires (b) with respect to Non-CIS Securities, the non-contractually binding service level description documentation provided by the Bank upon request which may be amended from time to time by the Bank

"Subcustodian" has the meaning set forth in Clause 6.1.

"Third Party" means a person who is not a Fund, a member of the Fund Group, the Bank, a member of the Bank Group.

"Third Party Claim" means any and all Third Party claims, actions, demands, proceedings, investigations, judgments, determinations, awards or binding agreement in full and final settlement whatsoever threatened, asserted, established or instituted by a Court, a Regulator or tax authority;

"Underlying Fund" means an Investment Company, a private investment fund or collective investment scheme in which a Fund has invested and holds shares or other interests.

2. WHAT THE BANK IS REQUIRED TO DO

2.1 Set Up Accounts

(a) The Bank will establish and maintain the following accounts ("Accounts"):

(i) one or more Securities Accounts in the name of a Fund (or in another name requested by the Investment Manager that is acceptable to the Bank) for Securities, which may be held by the Bank or, subject to Clause 6 below, a Subcustodian or Affiliated Subcustodian or Securities Depository for the Bank on behalf of a Fund; and

(ii) one or more interest bearing accounts in the name of a Fund (or in another name requested by the Investment Manager that is reasonably acceptable to the Bank) ("Cash Account") opened with the Bank for any and all cash in any currency which is acceptable to the Bank for the Cash Account received by or on behalf of the Bank for the account of a Fund.

Notwithstanding sub-Clause (ii), cash held in respect of those markets where a Fund is required by Applicable Law to have a cash account in its own name held directly with the relevant Subcustodian, Affiliated Subcustodian or a Securities Depository (a "Direct Cash Account") will be held in that manner, and will not be part of the Cash Account. The Bank shall give the applicable Fund prior written notice in the event that the Bank is made aware that it is necessary for such Fund to open a Direct Cash Account.

(b) At the request of the Investment Manager, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.

(c) The Bank's obligation to open Accounts pursuant to Clause 2.1(a) is conditional upon the Bank receiving such of the following documents as the Bank may require:

(i) a certified copy of a Fund's constitutional documents as currently in force;

(ii) a certified copy of a resolution of a Fund's Board of Directors, in a form satisfactory to the Bank; and

(iii) in the case of any Account opened in a name not that of a Fund, documentation with respect to that name similar to that set forth in sub-Clauses (i) - (ii) above.

2.2 Cash Account

Save for any accounts that the Bank and the Investment Manager agree in writing will be designated as client money accounts, any amount standing to the credit of the Cash Accounts is a debt due from the Bank to a Fund as banker and will constitute a debt owing by the Bank as banker; provided that (a) any cash so deposited with a non-U.S. branch office (including cash held in the Cash Account) will be held and payable by that branch office in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency and (b) from time to time, the Bank may, in its discretion, pay interest on any such deposit account at a rate to be determined by the Bank (such interest rate may be a negative interest rate if, at the time, the prevailing interest rate in the relevant market for similar deposits in the same currency is a negative rate). Except as otherwise provided in Instructions, all cash held in the Cash Account will be deposited during the period it is credited to the Cash Account in one or more deposit accounts at the Bank.

2.3 Segregation of Assets

(a) The Bank will identify at all times in its books and records that Securities credited to a Fund's Securities Account and the cash credited to the Cash Account belong to such Fund (except as otherwise may be agreed by the Bank and the Investment Manager).

(b) To the extent permitted by Applicable Law, the Bank will require each Subcustodian or Affiliated Subcustodian or their respective nominees to identify in its own books and records that Securities held at such Subcustodian or Affiliated Subcustodian or their respective nominees by the Bank on behalf of a Fund belong to the Fund, such that it is readily apparent that the Securities do not belong to the Bank or the Subcustodian or Affiliated Subcustodian or their respective nominees. The Bank will promptly inform the Investment Manager in the event that any of its Subcustodians or Affiliated Subcustodians or their respective nominees are unable to identify Securities in the manner required by this sub-Clause due to Applicable Law or otherwise.

 (c) The Bank is authorized, in its reasonable discretion:

(i) to hold in bearer form, such Securities as are customarily held in bearer form or are delivered to the Bank or its Subcustodian or Affiliated Subcustodian or their respective nominees in bearer form;

(ii) subject to clause 2.3(a) above, to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with the Bank or its Subcustodian or Affiliated Subcustodian; and

(iii) to register in the name of a Fund, the Bank, a Subcustodian or Affiliated Subcustodian, a Securities Depository, or their respective nominees, such Securities as are customarily held in registered form.

(d) Subject to Clause 11.2 (f) the Bank is authorized, when directed to do so by an Authorized Person, to hold Securities at third parties and to register Securities in a broker "street name" or in the name of other third parties (or their nominees). Notwithstanding Clause 8.1, the Bank shall, subject to Clause 8.1(e) of this Agreement, have no liability for any loss of Securities or other damages resulting solely from holding or registering Securities as so directed by the Authorized Person.

(e) The Bank acknowledges that in holding any Securities in a Securities Account, it will act as custodian for the Fund (provided that the Bank's duties as custodian shall be limited to those set out in this Agreement and no other duties shall be implied). For the avoidance of doubt, the Bank will be acting as custodian solely for the purpose of determining legal and beneficial ownership of the assets.

2.4 Execution and Settlement of Transactions

When the Bank receives an Instruction to execute and/or settle a transaction in Securities, the Bank will effect such execution and/ or settlement as instructed pursuant thereto. The Bank agrees (and the applicable Fund acknowledges) that settlement of transactions in Securities will be conducted in accordance with the provisions of the Custody Documents, Applicable Law and prevailing standards of the market in which the transaction occurs and, without limiting the generality of the foregoing, each Fund authorizes the Bank to deliver Securities or payment in accordance with applicable market practice, or where required by any Underlying Fund in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and each Fund acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or wilful default of the Bank provided that the such delivery or payment has been made in accordance with applicable market practice, or where required by any Underlying Fund, and the risk of loss arising from any such action will be borne by the applicable Fund. In the case of the failure of a Fund's counterparty (or other appropriate party) to deliver the expected consideration as agreed, the Bank will contact the counterparty to seek settlement.

2.5 Contractual Settlement Date Accounting

(a) The Bank will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where the Bank generally offers contractual settlement date accounting.

(i) Sales: On the settlement date for a sale, the Bank will credit the Cash Account with the proceeds of the sale and, if not already delivered, transfer the relevant Securities to an account at the Bank pending settlement of the transaction.

(ii) Purchases: On the settlement date for a purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), the Bank will debit the Cash Account for the settlement amount and credit a separate account at the Bank. The Bank then will post the Securities Account as awaiting receipt of the expected Securities. A Fund will not be entitled to the delivery of Securities until the Bank or a Subcustodian actually receives them.

Upon request, the Bank shall provide the Funds and the Investment Manager with a list of those markets for which it provides contractual settlement date accounting. The Bank may add markets to or remove markets from such list upon reasonable notice to the Funds and the Investment Manager. The Bank reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b) The Bank may reverse any debit or credit made pursuant to Clause 2.5(a) prior to a transaction's actual settlement upon notice to the applicable Fund and the Investment Manager in cases where the Bank reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The applicable Fund will be responsible for any costs or Liabilities resulting from such reversal. Each Fund and the Investment Manager acknowledges that the procedures described in Clause 2.5 are of an administrative nature, and the Bank does not undertake to make loans and/or Securities available to a Fund.

2.6 Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Clause 2.5, the Bank will post the transaction on the date on which the cash or Securities received as consideration for the transaction is actually received and settled by the Bank.

2.7 Income Collection (AutoCredit®)

(a) The Bank will monitor information publicly available in the applicable market about forthcoming income payments on the Securities, and will promptly notify the applicable Fund and the Investment Manager of such information.

(b) Unless the applicable Fund or the Investment Manager is notified otherwise, the Bank will credit the Cash Account with income proceeds on Securities on the anticipated payment date, net of any taxes that are withheld by the Bank or any third party ("AutoCredit") in those markets where the Bank customarily provides an AutoCredit service. Upon request, the Bank shall provide the applicable Fund and the Investment Manager with a list of AutoCredit eligible markets. The Bank may add markets to or remove markets from the list of AutoCredit markets upon notice to the applicable Fund and the Investment Manager that is reasonable in the circumstances. The Bank may reverse AutoCredit credits upon oral or written notification to the applicable Fund and the Investment Manager if the Bank believes that the corresponding payment will not be received by the Bank within a reasonable period or the credit was incorrect.

(c) In markets where the Bank does not provide an AutoCredit service, income on Securities, net of any taxes withheld by the Bank or any third party, will be credited only after actual receipt and reconciliation by the Bank.

(d) The Bank will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify the applicable Fund and the Investment Manager of the late payment, but neither the Bank nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8 Certain Ministerial Acts

Until the Bank receives Instructions to the contrary, the Bank will:

(a) execute in the name of a Fund such instructions to the issuers of Securities (or their service providers) as may be reasonably required to obtain payment in respect of Securities;

(b) exchange interim or temporary documents of title held in the Securities Account for definitive documents of title; and

(c) provide information concerning the Accounts to Subcustodians, Affiliated Subcustodians, Securities Depositories, counterparties, issuers of Securities, governmental entities, securities exchanges, self-regulatory entities, and similar entities to the extent required by Applicable Law or as may be required in order to provide the services contemplated by this Agreement, subject to the confidentiality obligation set out in Clause 12.6 hereof.

2.9 Corporate Actions

(a) The Bank will notify the applicable Fund and the Investment Manager and procure that any appointed Subcustodian or Affiliated Subcustodian notifies the Investment Manager of any information it receives on any Corporate Action, in accordance with the timetable or cut off times specified in the Service Level Agreement.

The Bank also shall notify the applicable Fund and the Investment Manager of any class action litigation relating to the Fund, the Securities or the Accounts for which information is actually received by the Bank in the appropriate department, but, provided that the Bank shall have used all reasonable skill and care and subject to Clause 8.1(e) of this Agreement, the Bank shall not otherwise be liable for any Liabilities arising out of the Bank's failure to identify a Fund's interest in any class action litigation. Notwithstanding the foregoing, the Bank does not commit to provide

Corporate Action or class action litigation information relating to Securities being held at a Fund's request in a name not subject to the control of the Bank, its Affiliated Subcustodian or its Subcustodian.

(b) If an Authorized Person fails to provide the Bank with Instructions with respect to any Corporate Action or class action litigation in accordance with the timetable or cut off times specified in the Service Level Agreement, then the Bank will notify the applicable Fund and the Investment Manager of such failure in accordance with the procedures set out in the Service Level Agreement. In the event of a failure to provide such Instructions, neither the Bank nor its Subcustodians, Affiliated Subcustodian or their respective nominees will take any other action in relation to that Corporate Action or class action litigation, except as otherwise agreed in writing by the Bank and a Fund.

(c) The Bank may, on receipt of Instructions from an Authorized Person to do so, sell or otherwise dispose of fractional interests in Securities arising out of a Corporate Action or class action litigation and, to the extent necessary to protect a Fund's interest in that Corporate Action or class action litigation, credit the applicable Cash Account with the proceeds of the sale or disposition. If some, but not all, of an outstanding class of Securities is called for redemption, the Bank may allot the amount redeemed among the respective beneficial holders of such class of Securities in any manner the Bank reasonably determines to be fair and equitable.

(d) Notices of Corporate Actions and class actions dispatched to a Fund may have been obtained from sources which the Bank does not control and may have been translated or summarised. Although the Bank believes such sources to be reliable, the Bank does not provide a service of verification of the information contained in such notices nor the faithfulness of any translation or summary and therefore has no duty to do so, does not guarantee the accuracy, completeness or timeliness of any such information, and shall not be liable to a Fund or the Investment Manager for any loss that may result from any person relying on such notice.

2.10 Class Action Litigation

Any notices received by the Bank's corporate actions department about settled securities class action litigation that requires action by affected owners of the underlying Securities will be promptly notified to the applicable Fund and the Investment Manager if the Bank, using reasonable care and diligence in the circumstances, identifies that a Fund was a shareholder and held the relevant Securities in custody with the Bank at the relevant time. The Bank will not make filings in the name of a Fund or the Investment Manager in respect to such notifications except as otherwise agreed in writing between the applicable Fund and/or the Investment Manager and the Bank. The services set forth in this Clause 2.10 are available only in certain markets, details of which are available from the Bank on request.

2.11 Proxies

(a) The Bank will use reasonable endeavors to act upon Instructions to vote on matters to be voted upon at meetings of holders of Securities ("Notifications"), provided Instructions are received by the Bank by the timetable or cut-off times specified in the Service Level Agreement. If the Bank has not been provided with Instructions with respect to any Notification in accordance with the timetable or cut off times specified in the Service Level Agreement, then the Bank will notify the Investment Manager of such failure to provide Instructions in accordance with the procedures set out in the Service Level Agreement. In the event of a failure to provide such Instructions, neither the Bank nor its Subcustodians or their respective nominees will take any other action in relation to a Notification except as otherwise agreed by the Bank and the applicable Fund.

(b) The Bank reserves the right to provide Notifications or parts thereof in the language received. The Bank will attempt in good faith to provide accurate and complete Notifications, whether or not translated and will forward any such Notifications as they are received by the Bank.

(c) Proxy voting services are available only in certain markets, details of which are available from the Bank on request. Provision of the proxy voting service is conditional upon receipt by the Bank of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

(d) The proxy voting service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by the Bank on a case by case basis.

(e) Each Fund and the Investment Manager acknowledge that the provision of proxy voting services may be precluded or restricted under a variety of circumstances outside the control of the Bank. These circumstances include, but are not limited to:

(i) the Securities being on loan or out for registration;

(ii) the Securities being held subject to a pledge or other security interest in favour of a third party;

(iii) the pendency of conversion or another corporate action;

(iv) Securities being held at a Fund's request in a name not subject to the control of the Bank or its Subcustodian or Affiliated Subcustodian;

(v) in a margin or collateral account at the Bank or another bank or broker, or otherwise in a manner which affects voting;

(vi) local market regulations or practices, or restrictions by the issuer; and

(vii) the Bank being required to vote all shares held for a particular issue for all of the Bank's fund customers on a net basis (i.e. a net 'yes' or 'no' vote based on the majority voting instructions received from all of its fund customers). Where this is the case, the Bank will inform the applicable Fund and the Investment Manager by means of the Notification.

(f) The Bank will be acting solely as the agent of a Fund, and will not exercise any discretion, with regard to such proxy services or vote any proxy except in accordance with an Instruction.

2.12 Statements and Information Available On-Line

(a) Access by a Fund to certain applications or products of J.P. Morgan via J.P. Morgan's web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 1.

(b) The Bank will send, or make available on-line, to a Fund within such time frames as are agreed and detailed in the Service Level Agreement, a formal statement of account in the Bank's standard format for each Account maintained by a Fund with the Bank identifying the Securities and cash held in each Account (each such statement a "Statement of Account"). Additionally, the Bank will send (or make available on-line to) the Investment Manager a notification of any transfers of cash or Securities with respect to each Account (each notification an "Account Notification"). The Investment Manager will promptly review each Statement of Account and Account Notification and give the Bank a written notice of any exception or objection thereto within fourteen (14) days of receipt of the Statement of Account or Account Notification (as applicable). Accordingly, the Bank will not be liable with respect to any matter set forth in those portions of any Statement of Account or Account Notification (as applicable) or any such advice (or reasonably implied therefrom) to which the Investment Manager has not given the Bank a written exception or objection within fourteen (14) days of receipt of the Statement of Account or Account Notification (as applicable), provided such matter is not the result of the Bank's negligence, willful default, fraud, dishonesty, lack of good faith or reckless disregard or breach of this Agreement. References in this Agreement to Statements of Account and Account Notifications include Statements of Account and Account Notifications in electronic form.

(c) Prices and other information obtained from third parties which may be contained in any Statement of Account or other notification sent to a Fund have been obtained from sources the Bank believes to be reliable. The Bank does not, however, make any representation as to the accuracy of such information or that the prices specified necessarily reflect the proceeds that would be received on a disposal of the relevant Securities.

(d) Subject to Clause 8.1(e) of this Agreement, the Bank will not be liable for any loss or damage arising out of the inaccuracy of any Statement of Account, Account Notification, records or reports accessed on-line to the extent due to Force Majeure Events, computer hacking, corruption, delays in updating accounts, transmission errors or access availability risks associated with using open networks such as the internet (each a "Network Corruption") and provided that the Bank has instituted commercially reasonable safeguards in its systems against computer hacking or corruption. In the event of any Network Corruption which prevents delivery of any Statement of Account, the Bank will promptly consult with the Investment Manager and agree an alternative method of delivering any Statement of Account to the Investment Manager until such time as the Network Corruption has ceased.

(e) Upon written request, Bank will supply a copy of its current SAS 70 Report to Fund.

2.13 Access to the Bank's Records

The Bank will allow each Fund, the Investment Manager and their advisers (including independent auditors appointed by a Fund) such reasonable access to the records of the Bank relating to Securities and a Fund's cash as is reasonably requested in connection with their examination of books and records pertaining to a Fund's affairs. Subject to restrictions under Applicable Law, the Bank also will obtain an undertaking to permit each Fund, the Investment Manager and their advisers reasonable access to the records of any Subcustodian or Affiliated Subcustodian or their respective nominees (if applicable) of Securities held in the respective Securities Accounts as may reasonably be required.

In addition, the Bank shall create and provide all records relating to its activities and obligations under this Agreement in such manner as will aid each Fund in fulfilling its obligations under the 40 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be property of the applicable Fund. The Bank will allow a Fund's duly authorized officers, employees, and agents, including a Fund's independent public accountants, and the employees and agents of the SEC access at all times during the regular business hours of the Bank to such records. Subject to restrictions under Applicable Law, the Bank also will obtain an undertaking to permit a Fund's independent public accountants reasonable access to the records of any Subcustodian of Securities held in the Securities Account as may be required in connection with such examination.

Further, the Bank shall cooperate with and supply necessary information to the entity or entities appointed by a Fund to keep its books of account and/or compute its net asset value. The Bank shall take all such reasonable actions as a Fund may from time to time request to enable each Fund to obtain, from year to year, favorable opinions from a Fund's independent accountants with respect to the Bank's activities hereunder in connection with (i) the preparation of any registration statement of a Fund and of a Fund's reports on Form N-SAR and any other reports required by the SEC, and (ii) the fulfilment by each Fund of any other requirements of the SEC.

2.14 Maintenance of Securities at Subcustodian Locations

(a) Unless Instructions require another country or jurisdiction reasonably acceptable to the Bank, Securities will be held with a Subcustodian, at the discretion of the Bank acting at all times in good faith, either in the country or jurisdiction in which their principal trading market is located (to the extent such a principal trading market exists) or where such Securities may be presented for payment or where such Securities were acquired or where such Securities are held, provided in all cases that the Bank gives the Investment Manager prior written notice of such appointment pursuant to Clause 6.1(a) below. The Bank reserves the right to refuse to accept delivery of, or to continue to hold in its custody, Securities or cash in certain countries and jurisdictions and shall notify the applicable Fund promptly of any such decision. The Parties agree that an overview of all circumstances whereby the Bank may refuse to accept delivery of, or to continue to hold in its custody, Securities or cash in certain countries and jurisdictions cannot be given, but such circumstances may include, but are not limited to situations where (i) execution of such an Instruction would result in a breach of Applicable Law; or (iii) which may otherwise lead to material risk on the part of the Bank.

(b) The Bank will not be obliged to follow an Instruction to hold Securities and/or cash with, or have them registered or recorded in the name of, any person not chosen by the Bank. Furthermore, the Bank will not be obliged to register or record on the Bank's records Securities held outside the Bank's control. However, as provided for in Clause 11.2 (f), if the Investment Manager instructs the Bank to hold Securities and/or cash with or register or record Securities in the name of a person not chosen by the Bank and the Bank agrees to do so, the consequences of doing so are at a Fund's own risk and the Bank (i) will, subject to Clause 8.1(e) of this Agreement, not be liable therefor and (ii) shall not be obliged to provide services under this Agreement with respect to Securities or cash so held, including, without limitation, services provided under Clauses 2.8, 2.9, 2.10 and 2.11.

2.15 Tax Relief Services

The Bank will provide tax relief services as provided in Clause 9.2.

2.16 Foreign Exchange Transactions

To facilitate the administration of a Fund's trading and investment activity, the Bank, at the request of the applicable Fund, may, but will not be obliged to, enter into spot or forward foreign exchange contracts with a Fund and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts and facilities, but the Bank may establish rules or limitations concerning any foreign exchange contract or facility made available. In all cases where the Bank, its Affiliates, or Subcustodians enter into a foreign exchange contracts or facilities with a Fund, the Bank will not be executing or otherwise placing any foreign exchange transaction as a Fund's agent, and the terms and conditions of such foreign exchange contracts or facilities (as the case may be) will apply to such transactions.

With respect to a Fund's foreign exchange contracts or facilities with the Bank, the Bank will be acting as such Fund's principal counterparty on such foreign exchange contracts or facilities (as the case may be).

2.17 Proceedings

(a) The Bank shall have no responsibility to initiate, appear in, prosecute or defend any legal or equitable proceedings relating to the Securities or other property held by the Bank on behalf of a Fund provided that if the Bank does not act in any of these ways when requested by the applicable Fund, the Bank shall take all reasonable steps to assist a Fund in taking such steps on its own behalf, including where applicable by way of subrogation or assignment of rights or claims that the Bank may have against the relevant third party.

(b) The Bank shall have no responsibility to initiate any proceeding or engage the services of any third party for the collection of overdue amounts owing to a Fund in connection with any stocks, bonds or other property held under this Agreement.

(c) If, at the request of a Fund, the Bank agrees to appear in, prosecute or defend any such legal or equitable proceedings, in the Bank's own name, the applicable Fund agrees to indemnify the Bank against damages and expenses (including legal costs) which may be sustained or incurred by the Bank in so acting.

(d) In the event of a loss to a Fund due to acts, omissions or shortcomings of the issuer of a Security or a third party, the Bank will (i) be subrogated to the applicable Fund in respect of the Bank's rights against such person; and/or (ii) subject to Clause 2.17(c) above, assist the applicable Fund as much as reasonably may be expected with initiating, appearing in, prosecuting or defending any legal or equitable proceedings against such third party.

2.18 Compliance with rule 17f-5

(a) Each Fund's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Bank, and, except as to the country or countries as to which the Bank may, from time to time, advise each Fund that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as each Fund's 'Foreign Custody Manager' (as that term is defined in rule 17f-5(a)(3) as promulgated under the 40 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b) In connection with the foregoing, the Bank shall:

(i) provide written reports notifying the applicable Fund's Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to the applicable Fund's Board at such times as the Board deems reasonable and appropriate based on the circumstances of the applicable Fund's foreign custody arrangements (and until further notice from the applicable Fund such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii) exercise such reasonable care, prudence and diligence in performing as a Fund's Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii) in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv) determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market and complies with the requirements of Rule 17f-5(c)(2) with respect to the provisions of the contract.

(v) have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care it shall withdraw the Customer's Financial Assets and cash as soon as reasonably practicable, place such Financial Assets and cash with another Eligible Foreign Custodian in that country and notify the applicable Fund of such actions; however in the event that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise the applicable Fund and shall then act in accordance with the Instructions of the applicable Fund with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of the applicable Fund with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

(a) Except as expressly provided herein, each Fund shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(b) Bank represents to each Fund that it is a U.S. Bank as defined in rule 17f-5(a)(7). Each Fund represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank's custody are subject to the 40 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on Bank to perform as a Fund's Foreign Custody Manager (ii) or its investment adviser shall have determined that the applicable Fund may maintain foreign Financial Assets and cash in each country in which the applicable Fund's Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of a Fund that would entail consideration of Country Risk.

(c) Bank shall provide to the applicable Fund such information relating to Country Risk as is specified in Appendix 1 hereto. Each Fund hereby acknowledges that: (i) such information is solely designed to inform the applicable Fund of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

2.19 Compliance with Rule 17f-7

(a) Bank shall, for consideration by a Fund, provide an analysis of the custody risks associated with maintaining the applicable Fund's foreign Financial Assets and cash with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of a Fund's foreign Assets at such Depository) and at which any foreign Financial Assets and cash of a Fund are held or are expected to be held. The foregoing analysis will be provided to the applicable Fund at Bank's website. In connection with the foregoing, a Fund shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held. Bank shall monitor the custody risks associated with maintaining a Fund's foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify the applicable Fund or its adviser of any material changes in such risks.

(b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.23(a) above. Bank represents to the applicable Fund that it is a "Primary Custodian" as defined in rule 17f-7(b)(2).

(c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 3 hereto and shall promptly advise the applicable Fund if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 3 hereto, and as the same may be amended on notice to the applicable Fund from time to time.)

3. INVESTMENT MANAGER

3.1 Authorization and role of the Investment Manager

(a) Without limiting the powers and authorities delegated by a Fund to the Investment Manager pursuant to the relevant investment management agreement dated May 6, 2011, and as amended and restated from time to time (the "Investment Management Agreement"), each Fund hereby authorizes the Investment Manager to (i) take any action, give any directions (including Instructions) and to act on its behalf in the manner provided for in this Agreement but at all time in accordance with its powers and authorities set out in the Investment Management Agreement, including, without limitation, giving any Instructions to the Bank in respect of any transaction relating to this Agreement; and (ii) negotiating and agreeing on behalf of a Fund any fees and costs payable to the Bank pursuant to this Agreement.

(b) The Investment Manager shall not be liable to a Fund or to any of its shareholders for any Liabilities occasioned by any acts or omissions in the relation to this Agreement unless any such Liability arises as a direct result of the fraud, willful misconduct or gross negligence of the Investment Manager.

(c) For the avoidance of doubt, the Investment Manager is only party to this Agreement for the purposes set out in Clauses 3.1 (a) and (b) above.

4. INSTRUCTIONS

4.1 Acting on Instructions; Unclear Instructions

(a) Except as set out to the contrary in this Clause 4, each Fund authorizes the Bank to accept and act upon any Instructions received by it without additional inquiry. Each Fund will indemnify the Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which the Bank is authorized to rely under the terms of this Agreement save for any such Liabilities that arise as a result of the negligence, willful default, fraud, dishonesty, lack of good faith, breach of this Agreement or reckless disregard of any Bank Indemnitee in the manner of performance of its duties pursuant to such Instruction.

(b) Unless otherwise expressly provided, all Instructions will continue in full force and effect until cancelled or superseded by an Authorized Person.

(c) The Bank may (in its discretion exercised in good faith and without prejudice to any other part of this Clause 4.1) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon such an Instruction if it does not receive clarification or confirmation reasonably satisfactory to it. Subject to Clause 8.1(e) of this Agreement, the Bank will not be liable for any loss arising from any delay while it seeks such clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it, save that, if the Bank declines to act on an Instruction, it will as soon as reasonably practicable notify the Investment Manager of the unclear Instruction and request clarification or confirmation. The Parties agree that an overview of all circumstances whereby the Bank may refuse Instructions cannot be given, but such circumstances may include, but are not limited to situations where (i) a Fund does not have sufficient Securities for a redemption order; or (ii) execution of such an Instruction would result in a breach of Applicable Law; or (iii) which may otherwise lead to material risk on the part of the Bank.

4.2 Instructions Contrary to Law/Regulation

The Bank need not act upon Instructions which it reasonably and in good faith believes to be contrary to Applicable Law or market practice but the Bank will be under no duty to investigate whether any Instruction complies with Applicable Law or market practice. In the event that the Bank does not act on any such Instruction it will as soon as reasonably practicable notify the applicable Fund and the Investment Manager, along with the reasons for not acting.

4.3 Cut-Off Times

(a) Cut-off times for receipt of Instructions are set forth in the Service Level Agreement.

(b) Instructions received after such cut-off time shall be executed on a reasonable efforts basis by the Custodian, however, the Custodian shall have no liability whatsoever for failure to perform pursuant to such Instructions. If the Bank receives an Instruction after a cut-off time and attempts to act upon the Instruction the Bank will keep the Investment Manager reasonably informed of the status of such Instruction.

(c) Each Fund acknowledges that where Instructions require the Bank to prepare and submit forms, letters or other writings to third parties on behalf of a Fund, including but not limited to subscription agreements, redemption requests, stock transfers and exchanges of cash for Interests or Interests in one Underlying Fund for Interests in another Underlying Fund, ("Writings") the Bank may require a Fund (i) to clarify Instructions prior to the Bank acting thereon and/or (ii) approve such Writings which approval may take the form of a signed writing or e-mail from an Authorized Person. Each Fund agrees to make available Authorized Persons during normal business hours upon request to review and approve such Writings for the Bank. Each Fund acknowledges that the Bank shall not be liable for failure to perform its obligations with respect to Writings if such failure results from any failure by an Authorized Person to clarify the relevant Writing. The Bank shall exercise its reasonable efforts to provide Writings to a Fund for approval as soon as reasonably practicable following the Bank's receipt of Instructions.

4.4 Provision of Information to The Investment Manager

The Bank shall provide to the Investment Manager and/or the applicable Fund any information reasonably requested by the Investment Manager and/or a Fund (as applicable) as soon as is reasonably practicable.

5. FEES, EXPENSES AND OTHER AMOUNTS OWING TO THE BANK

5.1 Fees and Expenses

In consideration of the Services provided by the Bank hereunder, each Fund shall pay to the Bank the Charges and will reimburse the Bank for its costs and expenses incurred in connection with the Services and each Fund hereby authorizes the Bank to deduct or transfer such Charges and expenses from the Cash Account as and when they become due and payable. The Bank may only increase its fees with the prior written agreement of the Investment Manager and the applicable Fund.

5.2 Overdrafts.

If a debit to any currency in the Cash Account would result in a debit balance, then the Bank may, in its discretion, (i) advance an amount equal to the overdraft (an "Advance"), or (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If the Bank elects to make an Advance, the Advance will be deemed a loan to a Fund, payable on demand, bearing interest at the applicable rate charged by the Bank from time to time, for such overdrafts, from the date of such Advance to the date of payment (both after as well as before judgement) and otherwise on the terms on which the Bank makes similar overdrafts available from time to time. No prior action or course of dealing on the Bank's part with respect to the settlement of transactions on a Fund's behalf shall oblige the Bank to make any advance of funds to a Fund or may be asserted by a Fund against the Bank for the Bank's refusal to make Advances to the Cash Account or to settle any transaction for which a Fund does not have sufficient available funds in the applicable currency in the Account.

For the avoidance of doubt, other than with respect to overdrafts arising incidentally in order to support Instructions, J.P. Morgan shall not extend formal overdraft facilities to a Fund, unless agreed in advance between J.P. Morgan, the applicable Fund and the Investment Manager.

5.3 The Bank's Right Over Securities; Set-off

(a) Subject to Clause 5.3(c) and without prejudice to the Bank's rights under Applicable Law, until satisfaction of all liabilities outstanding from time to time (whether actual or contingent) of a Fund in relation to any advance of funds, or outstanding fees or expenses properly due and payable to the Bank pursuant to this Agreement ("Advance Liabilities"), the Bank shall have, and the applicable Fund shall grant to the Bank, a first priority, perfected and continuing security interest in and a lien over the Financial Assets credited to the Securities Account and the Bank shall be entitled on giving the applicable Fund not less than three (3) days prior written notice, to withhold delivery of such Securities, sell or otherwise realise any such Securities and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Advance Liabilities. For this purpose, the Bank may make such currency conversions as may be necessary at its then current rates for the sale and purchase of the relevant currencies.

(b) Subject to Clause 5.3(c) and without prejudice to the Bank's rights under Applicable Law, the Bank may in the event that the applicable Fund does not pay the Bank any Advance Liabilities when due and payable under this Agreement within three (3) business days of written demand from the Bank, set off against the amount of such Advance Liabilities any amount in any currency standing to the credit of any of the Cash Accounts (whether deposit or otherwise) with any branch or office of the Bank or with any Affiliate of the Bank. For this purpose, the Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(c) The Bank acknowledges that a Fund may enter into credit and other financing arrangements with third party credit providers ("Credit Providers"), which may (i) require the Bank to permit such Credit Providers to have a security interest and control rights over any Accounts; and (ii) require the Bank to acknowledge any inter-creditor and priority agreements with any such Credit Providers.

6. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

6.1 Appointment of Subcustodians, Affiliated Subcustodians; Use of Securities Depositories

(a) The Bank is authorized under this Agreement to act through and hold each Fund's Securities or cash with Affiliated Subcustodians, and/or such other entities as the Bank may appoint as subcustodians ("Subcustodians"), provided that:

(i) the Bank ensures that the Subcustodian identifies on its records the Securities as being held on behalf of the Bank:

(ii) the Bank ensures that any Subcustodian holds Securities directly to the order of the Bank; and

(iii) the Bank gives the applicable Fund prior written notice of each such appointment.

(b) The Bank will use reasonable care in the selection, on-going monitoring and continued appointment of such Subcustodians or Affiliated Subcustodians including making appropriate enquires, periodically, to confirm that the obligations of such Subcustodians continue to be competently discharged in accordance with the relevant terms of the Custody Documents. In addition, the Bank and each Subcustodian or Affiliated Subcustodian (as the case may be) may and is hereby authorized to deposit Securities with, and hold Securities in, any securities depository, settlement system, dematerialised book entry system or similar system (together a "Securities Depository") on such terms as such systems customarily operate and the applicable Fund will provide the Bank with such documentation or acknowledgements that the Bank may reasonably require to hold the Securities in such systems.

(c) Any agreement the Bank enters into with a Subcustodian for holding a Fund's assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favour of such Subcustodian or their respective creditors except a claim for payment for their safe custody or administration fees, or, in the case of cash deposits, except for liens or rights in favour of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Where a Subcustodian deposits Securities with a Securities Depository, the Bank will cause the Subcustodian to identify on its records as belonging to the Bank, as agent, the Securities shown on the Subcustodian's account at such Securities Depository. This Clause 6.1(b) will not apply to the extent of any special agreement or arrangement made directly by a Fund with any particular Subcustodian.

(d) The Bank has no oversight responsibility with respect to any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event a Fund incurs a loss due to the action or inaction of a Securities Depository, the Bank will make reasonable endeavours to seek recovery from the Securities Depository and will provide reasonable assistance to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action in accordance with Clause 2.12 above.

(e) A list of the Subcustodians which the Bank currently uses is attached as Schedule 3 and the Bank shall inform the applicable Fund and the Investment Manager in writing in advance of any changes to this list from time to time.

6.2 Liability for Subcustodians

(a) Subject to Clause 8.1(b) and notwithstanding Clause 6.1(b), the Bank will be liable for direct losses incurred by a Fund that result from:

(i) the failure by an Subcustodian to use reasonable care in the provision of custodial services by it in respect of the Securities in accordance with the standards prevailing under this Agreement and in the relevant market or from the negligence, willful default, fraud, dishonesty, lack of good faith, reckless disregard of such Subcustodian in the provision of custodial services by it; or

(ii) the insolvency or bankruptcy of any branch or subsidiary of the Bank appointed as a Subcustodian.

(a) Subject to Clause 6.1(a), the Bank will not be responsible for any losses (whether direct or indirect) incurred by a Fund or the Investment Manager that result from the insolvency of any Subcustodian which is not a branch of the Bank or an Affiliated Subcustodian, provided that the Bank can demonstrate that reasonable care has been used in the monitoring of a Subcustodian's financial condition as reflected in its published financial statements and other publicly available financial information concerning it, customarily reviewed by the Bank in its oversight process.

(b) The Bank reserves the right to remove Subcustodians. The Bank will give prompt written notice (which shall be prior notice where reasonably practicable) to the applicable Fund and the Investment Manager of any such action. Upon request by a Fund or the Investment Manager, the Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

6.3 Use of Agents

(a) The Bank may provide certain services under this Agreement through third parties, which may be Affiliates, provided that (i) the Bank uses reasonable care in the selection, on-going monitoring and continued appointment of such third parties and (ii) the Bank has provided the names of such third parties to the applicable Fund. Except to the extent provided in Clause 6.2 with respect to Affiliated Subcustodians, the Bank will not be responsible for any loss as a result of a failure by any broker or any other third party (other than in respect of any such broker or third party selected by the Bank that is an Affiliate) that it selects and retains using reasonable care to provide ancillary services that it may not customarily provide itself, including, without limitation, delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation, provided that the Bank can demonstrate that reasonable care was taken in the selection and on-going appropriate level of monitoring of the third party. Nevertheless, the Bank will be liable for the performance of any such broker or third party selected by the Bank that is an Affiliate to the same extent as the Bank would have been liable if it performed such services itself.

(b) In the case of the sale under Clause 2.9(c) of a fractional interest (or in other cases where a Fund has requested the Bank to arrange for execution of a trade) the Bank will place trades with a broker which is an Affiliate to the extent that: (1) the Bank has established a program for such trading with such Affiliate; (2) trading with such Affiliate complies with the 40 Act, as amended and the rules issued thereunder, and (3) trading with such Affiliate complies with the applicable Fund's policies and procedures, provided that such policies and procedures have been provided to Bank and Bank has agreed that they are acceptable to Bank. An affiliated broker may charge its customary commission (or retain its customary spread) with respect to any such transaction.

7. ADDITIONAL PROVISIONS RELATING TO THE FUND

7.1 Representations and Warranties of each Fund, Investment Manager and the Bank

(a) Each Fund represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Securities and cash in the Accounts and to use the Bank as its custodian in accordance with the terms of this Agreement; (ii) assuming legal and valid execution and delivery of this Agreement by the Investment Manager and the Bank, this Agreement is a Fund's legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement, (iii) it has not relied on any oral or written representation made by the Bank or any person on its behalf, and acknowledges that this Agreement and the Schedules hereto set out to the fullest extent the duties of the Bank; (iv) the Securities and cash deposited in the Accounts may as contemplated by Clause 5.3(c) be subject to a encumbrance or security interest but each Fund and the Investment Manager undertake that, so long as Liabilities are outstanding, a Fund or the Investment Manager will not, without the Bank's consent (such consent not to be unreasonably withheld or delayed), create or permit to subsist any encumbrance or security interest over such Securities or cash which encumbrance or security interest would rank ahead, in priority, of the Bank's rights over such Securities and cash, and (iv) the Bank may rely upon the certification of such other facts by the Investment Manager or a Fund as may be reasonably required to administer the Bank's obligations hereunder.

(b) With respect to the Funds' investments, the Investment Manager and the Funds represent and warrant that (i) all investments made by the Funds into Underlying Funds for the duration of this Agreement will be instructed and duly authorized by the Investment Manager, acting in a manner which is consistent with the Funds' Prospectus, constitutional documents and the terms of the Investment Management Agreement, (ii) the Funds will invest only in Underlying Funds which are administered and custodied/brokered independently of the Investment Manager, its affiliates, subsidiaries and any party in common control with the Investment Manager, (iii) the investments in Underlying Funds shall not result in a breach of any duty owed to any owners of an equity or other interest in the Funds or any other person, whether imposed by law, contract or otherwise, and (iv) the Funds and the Investment Manager are not relying on any advice or representation from the Bank or its affiliates in connection with the decision to make any investment in an Underlying Fund.

(c) To the extent applicable to a Fund's investments in any Investment Company, the Investment Manager and each Fund covenant that each shall (i) be responsible for compliance with Rule 22c-2 under the 40 Act ("Rule 22c-2"), (ii) cause any record keeper engaged by the Investment Manager or Fund to comply with Rule 22c-2, and (iii) comply, or cause any such record keeper to comply, with any requests or requirements of any Investment Company relating to Rule 22c-2 or compliance with any provision of the 40 Act relating to Rule 22c-2 or compliance with any provision of the Investment Company's or Fund's prospectus or statement of additional information. The foregoing obligations shall also apply with respect to any Fund investment which is not an Investment Company but which applies rules similar to those of Rule 22c-2.

(d) The Bank represents and warrants that (i) assuming legal and valid execution and delivery of this Agreement by each Fund and the Investment Manager, this Agreement is the Bank's legal, valid and binding obligation, enforceable in accordance with its terms; (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorise the execution of this Agreement.

7.2 Each Fund to Provide Certain Information to the Bank

If required by Applicable Law, (subject to such obligations of confidentiality and non-disclosure as a Fund and/or the Investment Manager may impose upon the Bank, in writing), the applicable Fund will as soon as reasonably practicable (a) provide to the Bank such information about itself and its financial status, including the applicable Fund's organisational documents and its current audited and unaudited financial statements as may be reasonably required by the Bank in order to perform its duties hereunder; and (b) provide to the Bank any information concerning any person other than a Fund in whose name any Account is opened as may be reasonably required. In the event that a Fund fails to provide the Bank with any of the foregoing requested information and the Bank has agreed in writing to any obligations of confidentiality and non-disclosure requested by a Fund and/or the Investment Manager (if applicable) the Bank shall not be deemed to be in breach of its obligations under this Agreement where the Bank fails to open any account for a Fund in the absence of such information.

7.3 A Fund is Liable to the Bank Even if it is Acting for Another Person

If a Fund is acting as an agent in respect of any transaction, cash, or Security, the Bank nevertheless will treat the applicable Fund as its principal for all purposes under this Agreement. In this regard, the applicable Fund will be liable to the Bank as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights the Bank might have against the applicable Fund's principal.

8. WHEN THE BANK IS LIABLE TO A FUND

8.1 Standard of Care; Liability

(a) Investing in foreign markets may be a risky enterprise. The holding of Securities and cash in foreign jurisdictions may involve risks of loss or other special features. The Bank is not providing a service in relation to, has no duty regarding and therefore, subject to Clause 8.1(e) of this Agreement, in no circumstances will be liable for any loss that results from the general risks of investing or Country Risk.

(b) The Bank will use the level of skill, due care and diligence expected of a leading third party professional services provider having similar experience to, and financial resources as, the Bank in performing its obligations under this Agreement.

(c) Subject to Clauses 8.1(d) and 8.1(e), neither Party will be liable to the other Party under this Agreement for any indirect, special or consequential loss (including indirect loss of profits).

(d) The limitations and exclusions set out in this Clause 8 shall not apply in respect of:

(i) any liability for death or personal injury caused by a Party's negligence, or that of its employees, agents or, in the case of the Bank, Bank Indemnitees;

(ii) any liability for fraud or fraudulent misrepresentation by a Party or its employees or agents;

(iii) wilful default or negligence by the Bank;

(iv) any other liability to the extent that any such limitation or exclusion is inconsistent with Applicable Law.

Furthermore, any limitations or exclusions on the Bank's liability in this Agreement will not apply to the extent that under Applicable Law each Fund is, notwithstanding the appointment of the Bank pursuant to this Agreement, responsible for the provision of any of the Services and/or any Liabilities arising from the provision of such Services and is unable under Applicable Law to restrict or exclude its own liability in respect of the provision of the Services or such Liability.

(e) Where this Agreement includes limitations and exclusions on the Bank's liability, such limitations and exclusions shall only apply to the liability of the Bank for the manner in which it has performed its duties or obligations, or provided Services (and thereby affect the liability of the Bank for the manner in which it has performed its duties, obligations or Services), to the extent that such liabilities or exclusions expressly refer to the manner of performance by the Bank of such duties, obligations or Services.

(f) Subject to Clauses 8.1(c), 8.4 and 8.7, each Fund may, amongst other things, recover pursuant to this Agreement as a direct loss:

(i) direct loss of profits;

(ii) loss of data (by the Bank or a delegate of the Bank) in breach of the Bank's obligations under this Agreement (including Reasonable Costs in connection with the recovery, reconstruction, reloading or reworking of the same);

(iii) all Liabilities suffered or incurred by a Fund as a direct result of the performance or non-performance by the Bank or a Sub Custodian of its obligations pursuant to this Agreement (which shall, for the avoidance of doubt, be treated as if such Liabilities had been suffered or incurred, and therefore recoverable by, the applicable Fund), including, without limitation, Liabilities arising from: (i) incorrect or delayed execution of trades or other transactions for a Fund resulting in a reduction in a Fund's NAV, loss of profit by a Fund, or investor claims against a Fund; or (ii) any failure or delay to notify the applicable Fund of a corporate action to be taken with respect to a Fund or its investments;

(iv) reasonable payments made by a Fund or a member of the Fund Group to a Fund in respect of Liabilities suffered or incurred by such Fund to the extent caused by a Default of the Bank or a Sub Custodian, provided that there is either (i) a contractual or legal obligation to make such a payment; or (ii) it would otherwise be reasonable for a Fund or a member of the Fund Group to make a compensatory payment by reference to appropriate industry practice;

(v) operational, administrative and/or professional costs, expenses and additional wages, overtime and wasted expenditure, vouched staffing costs (including vouched management costs) necessarily incurred or charges rendered unnecessary and/or incurred by a Fund directly arising from the Default of the Bank or a Sub Custodian;

(vi) to the extent arising from the Default of the Bank or a Sub-Service Provider, the costs of remedying any Default including implementing and performing workarounds to correct defects in the Services or Deliverables, and the costs of procuring replacement or substitute services or items from an alternate source including the costs of implementing and maintaining the replacement or substitute items or services; and

(vii) the costs of replacing lost, stolen or damaged goods or materials where such costs arise from a Default by the Bank or a Sub Custodian.

8.2 Financial Limits on Liability

During the Initial Term (as defined in the MSA), the liability of the Bank for Losses incurred by a Fund due to breach of contract by the Bank, or by agents or delegates of the Bank acting on its behalf, shall be subject to, and determined in accordance with the terms of Clause 31 of the MSA.

8.3 No Double Recovery

The Parties agree that a Liability will not be recoverable pursuant to this Agreement to the extent that the same Liability has otherwise already been recovered by a Bank Indemnitee or the applicable Fund pursuant to any other agreement (including but not limited to the MSA) or otherwise.

8.4 Applicable Law

The Parties expressly agree that if any limitation or provision contained or expressly referred to in this Clause 8 is held to be invalid under any Applicable Law, it will be deemed omitted to that extent, and if any Party becomes liable for Liability or damage to which that limitation or provision applied, that liability will be subject to the remaining limitations and provisions set out in this Clause 8.

8.5 Indemnity

(a) Subject to Clauses 8.5(b) and 8.7, each Fund undertakes to indemnify the Bank from and against any damages finally awarded or agreed in final settlement against the Bank pursuant to any Third Party Claim (which shall include, for the avoidance of doubt include a claim against the Bank by an agent, delegate or nominee of the Bank arising from the performance of services by such agent, delegate or nominee as directed by the Bank in the performance by the Bank of its duties hereunder) where such claim results directly from the performance by the Bank of its obligations pursuant to this Agreement.

(b) The indemnity provided in Clause 8.5(a) shall be subject to the following:

(i) the Bank shall not be entitled to recover the same Liability under the indemnity contained in Clause 8.5(a) and any other indemnity provided to the Bank by a Fund or otherwise; and

(ii) the indemnity contained in Clause 8.5(a) shall not extend to any Liabilities which have arisen as a result of the negligence, wilful default or fraud of the Bank, or from the breach of this Agreement by the Bank.

(c) If any proceedings shall be instituted against the Bank which may give rise to a claim under an indemnity under Clause 8.5(a), the Bank shall as soon as reasonably practicable give notice thereof in writing to the applicable Fund and such claim shall be handled in accordance with Clause 32 of the MSA.

8.6 Subject to Clause 8.7, the Bank undertakes to reimburse the applicable Fund, in full, from and against any damages finally awarded or agreed in final settlement against a Fund, to the extent that such Liabilities have arisen as a result of the negligence, wilful default or fraud of the Bank or from the breach of this Agreement by the Bank.

8.7 Mitigation

Nothing in this Clause shall act to reduce or affect the general duty of a Party to mitigate their respective Loss. Where an obligation arises, or is reasonably likely to arise, under this Agreement for a Party to indemnify or make any payment pursuant to this Agreement, the Party benefiting from such indemnity or payment shall, act reasonably in relation to the matters giving rise to such indemnity or payment and take all reasonable steps to mitigate the loss in respect of which the indemnity or payment is or may become due.

8.8 The Funds and the Investment Manager understand and accept that:

(a) the Bank, in its role as custodian, relies solely on information provided by the managers or administrators of the Underlying Funds and does not independently verify or test such information. Prices of interests in Underlying Funds are provided by the Underlying Fund or third parties. Holdings for which prices are not readily available may be priced by the Investment Manager. The Bank, in its role as custodian, is not responsible for reviewing the reliability of prices or other information received from these sources. The Bank, in its role as custodian, takes no responsibility, and shall have no responsibility, for the valuations given to a Fund's holdings in Underlying Funds, and shall have no liability therefor.

(b) the Bank, in its role as custodian, relies on statements of holdings in Underlying Funds as evidence of the existence of such holdings and has no duty to enquire beyond such statements. The Bank, in its role as custodian, is not responsible for reviewing the reliability of the description (other than changes in respect thereof) or prices of these holdings. To the maximum extent permitted by law but subject to Clause 8.1(e) of this Agreement, the Bank, in its role as custodian, expressly disclaims any liability to the Investment Manager or any person for the accuracy, timeliness, completeness or availability of such information, Furthermore, the Bank, in its role as custodian, shall not be liable to the Investment Manager, a Fund or any other person for any loss resulting from reliance in whole or in part by the Investment Manager, a Fund or any other person on such.

8.9 The Funds and the Investment Manager agree that the Bank provides no service in relation to, and therefore has no duty or responsibility to:

(a) make any suggestions to a Fund or the Investment Manager or an Authorized Person regarding Instructions;

(b) supervise or make recommendations with respect to investments or the retention of Securities; or

(c) evaluate or report to a Fund, the Investment Manager or an Authorized Person regarding the financial condition of any broker, agent or other party to which the Bank is instructed to deliver Securities or cash.

8.10 The Bank agrees that, notwithstanding anything else contained in this Agreement, in the event of any claim whatsoever or howsoever made by the Bank in connection with this Agreement (whether, without prejudice to the foregoing generality, for breach of agreement, an indemnity claim, or a claim for fees and expenses or otherwise), the recourse of the Bank shall be limited solely to the assets of the applicable Fund.

8.11 In the event that any document of title relating to a Security is lost, the Bank shall use reasonable endeavors to obtain a duplicate copy if such a duplicate copy is available. When the person or body issuing such a duplicate copy requires an indemnity, the

Fund agrees to provide to the Bank such counter-indemnity as the Bank may require, unless the loss is due to the Bank's negligence, lack of good faith, dishonesty, breach of this Agreement, willful default, reckless disregard or fraud.

8.12 Force Majeure

(a) If either Party (the "Affected Party") is prevented, hindered or delayed from performing any of its obligations under this Agreement due to: (i) act of God, war, disease, riot, insurrection, civil commotion, terrorism, malicious damage, fire, flood, strike or other labor action other than action by Service Provider Personnel or Services Manager Personnel (whether lawful or unlawful), earthquake; or (ii) any other event beyond the control of the Party affected by it and which as at the date of this Agreement was unknown to and could not reasonably have been anticipated and avoided by the Affected Party (a "Force Majeure Event"), such obligations of the Affected Party and any related obligations of the other Party shall remain in effect but shall be suspended without liability for so long as the Force Majeure Event prevents the Affected Party from performing its obligations and:

(i) the Affected Party shall, as soon as reasonably practicable, give the other Party prompt notice in writing describing the Force Majeure Event, the effect of the Force Majeure Event on its ability to perform its obligations under this Agreement and give regular updates regarding the action that it is taking to restore performance of its obligations and the actions that it has taken to mitigate the impact of the Force Majeure Event;

(ii) as soon as reasonably practicable after the cessation of the Force Majeure Event, the Affected Party shall notify the other Party in writing of the cessation of the Force Majeure Event and shall resume performance of its obligations under this Agreement; and

(iii) the Affected Party shall use its reasonable endeavors to mitigate the impact of the Force Majeure Event.

(b) Notwithstanding the foregoing, the Parties agree that the provisions of clause 36 of the MSA shall apply with respect to the operation of this contract in the context of a occurrence of a Force Majeure Event.

8.13 The Bank May Consult With Counsel

The Bank will be entitled to rely on, and may act upon the reasonable advice of its external professional advisers in relation to matters of Applicable Law (which may be the professional advisers of a Fund or the Investment Manager), and shall not be deemed to have been negligent with respect to any action reasonably taken or omitted pursuant to such advice relating to Applicable Law, provided that the Bank has exercised and continues to exercise reasonable care in the selection and appointment of such professional advisers.

8.14 Conflicts of Interest

The Funds and the Investment Manager hereby authorize the Bank to act hereunder notwithstanding that:

(a) The Bank or any of its divisions, branches or Affiliates may have a material interest in the transaction or that circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its Affiliates may:

(i) act as a market maker in the Securities to which the Instructions relate;

(ii) provide broking services to other Funds or the Investment Manager;

(iii) act as financial adviser to the issuer of such Securities;

(iv) act in the same transaction as agent for more than one Fund;

(v) have a material interest in the issue of the Securities; or

(vi) earn profits from any of the activities listed herein; and

(b) the Bank or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of a Fund and the Bank is under no duty to disclose any such information; and

(c) in the event that any conflict of duty or interest arises, the Bank will seek to ensure that it is resolved fairly and in accordance with applicable regulatory requirements,

provided that at all times, the Bank in its role as custodian shall carry out all acts pursuant to this Agreement in good faith and in a commercially reasonable manner.

9. TAXATION

9.1 Tax Obligations

(a) Each Fund confirms that the Bank is authorized, upon using its reasonable endeavours to give the applicable Fund and the Investment Manager prior written notice, to deduct from any cash received or credited to the applicable Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of a Fund's Accounts.

(b) Each Fund will provide to the Bank such certifications, documentation, and information as it may reasonably require in connection with taxation, and warrants that, when given, this information is true and correct in all material respect, not misleading, and contains all material information. Each Fund undertakes to notify the Bank as soon as reasonably practicable following the date on which it becomes aware that any information requires updating or correcting. The Bank, in its role as custodian, provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for, any taxes, penalties, interest or additions to tax, payable or paid that result from:

(i) the inaccurate completion of documents by a Fund, the Investment Manager or any third party;

(ii) provision to the Bank or a third party of inaccurate or misleading information by a Fund, the Investment Manager or any third party;

(iii) the withholding of material information by a Fund, the Investment Manager or any third party; or

(iv) as a result of any delay by any revenue authority or any other cause beyond the Bank's reasonable control.

(c) If the Bank requests but does not receive appropriate certifications, documentation and information then, as and when appropriate and required by any revenue or governmental authority, additional tax may, in the Bank's discretion, be deducted from all income received in respect of the Securities issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

(d) Each Fund will be responsible in all events for the timely payment of all taxes relating to the Securities in the Securities Account. Each Fund will indemnify and hold the Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, the Bank:

(i) to pay, withhold or report any taxes imposed on, or

(ii) to report interest, dividend or other income paid or credited to the Cash Account,

in all cases, regardless of the reason for such delay or failure, provided, however, that a Fund will not be liable to the Bank for any penalty or additions to tax due solely as a result of the Bank's negligent acts or omissions or acts or omissions of wilful default with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

(e) Each Fund confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental entity in relation to the operation of a Fund and the Securities. To the extent that the Bank is permitted to do so under Applicable Law, the Bank will promptly notify the applicable Fund in the event that it is required to disclose any such information to any revenue authority or governmental entity.

9.2 Tax Relief Services

(a) Subject to the provisions of this Clause, the Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Securities credited to the Securities Account that the Bank believes may be available to a Fund. To defray expenses pertaining to nominal tax claims, the Bank may from time-to-time set minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Clause.

(b) The provision of a tax relief service by the Bank is conditional upon the Bank receiving from a Fund (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from the Bank), prior to the receipt of Securities in the Account or the payment of income.

(c) The Bank will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to a Fund or the Investment Manager from time to time and the Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Clause 9.2, the Bank will have no responsibility with regard to a Fund's tax position or status in any jurisdiction.

10. TERMINATION

10.1 Right to Terminate for Convenience

Any party hereto may terminate this Agreement on ninety (90) days' prior written notice to the other parties to this Agreement.

10.2 Fund's Right to Terminate for Cause

(a) Each Fund may terminate this Agreement with immediate effect by serving notice on the Bank after the occurrence of any of the following events:

(i) the Bank or a Subcustodian commits a material breach (whether repudiatory or not) of an obligation under this Agreement which (in the case of a breach which is capable of remedy) has not been remedied within twenty (20) Business Days from the date of a written notice requiring it so to do and giving details of the breach to be remedied;

(ii) if the Bank: (A) passes a resolution for its winding up or a court of competent jurisdiction makes an order for the Bank's winding up or dissolution (other than for the purposes of any solvent amalgamation, merger or reconstruction); (B) has an administration order made in relation to it or if a receiver is appointed over any material part of the assets or undertaking of the Bank; (C) has entered or proposes to enter into a scheme of arrangement or makes an arrangement or composition with its creditors generally or makes an application to a court of competent jurisdiction for protection from its creditors generally; (D) commences or has commenced against it any bankruptcy, reorganisation, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings and, if such case or proceeding is commenced against it, such case or proceeding is not dismissed within forty (40) Business Days thereafter; (E) becomes insolvent or generally fails to pay or admits in writing its inability to pay, its debts as they become due; or (F) suffers an event similar to any of those set out in this Clause 10.2(a)(ii);

(iii) if the Bank ceases to hold the necessary authorization, licence, permit or any other regulatory permission required by Applicable Law to enable the Bank to provide the Services or otherwise comply with its obligations under this Agreement;

(iv) if the Bank commits a material breach of Applicable Law in connection with the provision of Services or its obligations pursuant to this Agreement that the Bank has failed to remedy (to the extent that the material breach is capable of remedy) within twenty (20) Business Days from the date that the Bank receives a written notice from the applicable Fund or the Investment Manager giving details of the material breach of Applicable Law to be remedied; or

(v) if FRM Investment Management Limited, as Service Manager under the MSA, has the right to terminate in full or in part the MSA pursuant to Clauses 37.4 to 37.8 and 37.16 of that agreement.

10.3.1 Bank's Right to Terminate for Cause

(a) The Bank may terminate this Agreement with immediate effect by serving notice on a Fund after the occurrence of any of the following events:

(i) a Fund has failed to pay any undisputed outstanding Charges in excess of one (1) month's aggregate Charges to the Bank for a period of sixty (60) days following the date when the invoice was due for payment and the Bank has made at least two (2) demands for payment during that sixty (60) day period following submission of the invoice, such demands being in writing with notice sent to the applicable Fund in accordance with Clause 12.1, to the effect that:

a. the unpaid amounts meet the requirements of this Clause 10.3(a)(i);

b. the Bank intends to terminate this Agreement if payment has not been made within twenty (20) Business Days from the date of the applicable Fund's receipt of such notice sent to the applicable Fund in accordance with Clause 10.3(a)(i); and

c. payment of the undisputed and overdue Charges has not been made within the time period specified in the Bank's notice;

(ii) if a Fund: (A) passes a resolution for its winding up or a court of competent jurisdiction makes an order for the applicable Fund's winding up or dissolution (other than for the purposes of any solvent amalgamation, merger or reconstruction); (B) has an administration order made in relation to it or if a receiver is appointed over any material part of the assets or undertaking of the applicable Fund; (C) has entered or proposes to enter into a scheme of arrangement or makes an arrangement or composition with its creditors generally or makes an application to a court of competent jurisdiction for protection from its creditors generally; (D) commences or has commenced against it any bankruptcy, reorganisation, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings and, if such case or proceeding is commenced against it, such case or proceeding is not dismissed within forty (40) Business Days thereafter; (E) becomes insolvent or generally fails to pay or admits in writing its inability to pay its debts as they become due; or (F) suffers an event similar to any of those set out in this Clause 10.2(b)(ii);

(iii) if a Fund commits a material breach of Applicable Law in connection with the receipt of the Services or its obligations pursuant to this Agreement that the applicable Fund has failed to remedy (to the extent that the material breach is capable of remedy) within twenty (20) Business Days from the date that the applicable Fund receives a written notice from the Bank giving details of the material breach of Applicable Law to be remedied; or

(iv) if the Bank, as Services Provider under the MSA, has the right to terminate in full or in part the MSA pursuant to Clauses 37.11 to 37.14 and 37.16 of that agreement.

10.4 Termination for Regulatory Reasons

(a) Each Fund may terminate this Agreement with immediate effect by serving notice on the Bank if:

(i) a Fund is required to terminate this Agreement pursuant to Applicable Law; or

(ii) the continued appointment of the Bank or the provision of the Services (or any part thereof) in accordance with the terms of this Agreement results in, or (taking into account a Fund's or the Investment Manager's policies which implement or apply Applicable Law where such policies have been updated or approved internally to implement or apply the relevant Applicable Law) will result in, a breach by a Fund or the Investment Manager of Applicable Law,

provided that a Fund shall only be entitled to terminate this Agreement pursuant to this Clause 10.4(a) where it has used its reasonable endeavours to attempt to mitigate the impact of such Applicable Law.

(b) The Bank may terminate this Agreement serving a notice on a Fund giving notice of the termination date which shall not be less than six (6) months' (or such lesser amount of notice if the Bank is so directed or ordered by a regulator) after the date that the termination notice is served if the Bank has been ordered or directed to terminate this Agreement by a regulator or court of competent jurisdiction provided that the Bank shall only be entitled to serve a termination notice pursuant to this Clause 10.4(b) where it has used its reasonable endeavours to attempt to mitigate, to the extent possible, such an order or direction.

10.5 Exit Provisions

(a) If (a) a Fund gives notice of termination, it must provide full details of the persons to whom the Bank must deliver Securities and cash and (b) the Bank gives notice of termination, then a Fund must, within ninety (90) days, notify the Bank of details of its new custodian; provided, however, that in both cases such termination shall not be effective until the Securities and cash have been transferred to the successor custodian. The parties shall use their reasonable efforts to complete such transfer of Securities to the successor custodian within the 90 day notice period. In the event that the parties fail to complete the transfer within 90 days the Bank shall continue to perform its obligations hereunder and be entitled to continue to charge fees (calculated on the basis of the terms of the Fee Letter) pro-rated on a monthly basis to the amount of Securities continuing to be held by the Bank until the transfer is completed or deliver the Securities and cash to the applicable Fund. The Bank will in any event be entitled on prior written notice to the applicable Fund and the Investment Manager to deduct any amounts owing to it under this Agreement prior to delivery of the Securities and cash in accordance with Clause 5.2. Termination will not affect any of the Liabilities either party owes to the other arising under this Agreement prior to such termination.

(b) The Bank shall take all steps that a Fund or the Investment Manager may reasonably require, subject to its reasonable costs being met, to facilitate the appointment of a new custodian, including providing information reasonably required to reconcile the books and records of the Bank with the new custodian.

10.6 Appointment of Successor Custodian

If a successor custodian shall have been appointed by the Board, Bank shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian (or any subcustodian appointed by successor custodian), all Financial Assets and Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by a Fund and held by Bank as custodian, and (ii) transfer any Financial Assets and Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of a Fund at the successor custodian (or any Subcustodian appointed by successor custodian), provided that a Fund shall have paid to Bank all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, to the extent customary in the industry, Bank shall, at the reasonable expense of a Fund, transfer to such successor copies of all relevant books, records, correspondence, and other data established or maintained by Bank under this Agreement in a form reasonably acceptable to a Fund (if such form differs from the form in which Bank has maintained the same, a Fund shall pay any reasonable expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities.

11. [RESERVED.]
12. MISCELLANEOUS

12.1 Notices

(a) Any notice (other than Instructions) given under this Agreement shall be served:

i. by registered or recorded delivery mail;

ii. by facsimile transmission;

iii. by any other means as agreed between the Parties.

(b) Each party's address for the service of notice shall be as set out below or such other address as one party specifies by notice to the others.

Master Fund:

Pine Grove Alternative Institutional Fund
25 DeForest Avenue
Summit, New Jersey 07901
Attention: U.S. Legal
E-mail: LegalUS@maninvestments.com

Feeder Fund:

Pine Grove Alternative Fund
25 DeForest Avenue
Summit, New Jersey 07901
Attention: U.S. Legal
E-mail: LegalUS@maninvestments.com

Investment Manager:

Pine Grove Asset Management LLC
25 DeForest Avenue
Summit, New Jersey 07901
Attention: U.S. Legal
Email: LegalUS@maninvestments.com

Bank:

4 New York Plaza,
New York, NY 10004
United States

Attention: Head of Relationship Management for Investor Services

(c) A notice shall be deemed to have been given:

i. if it was served by post, upon receipt by the party to whom addressed;

ii. if it was served in person, at the time of service;

iii. if it was served by facsimile transmission, at the time of receipt by the party to whom addressed.

12.2 Successors and Assigns

This Agreement will be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

12.3 Entire Agreement

This Agreement, including the Schedules (and the Service Level Agreement as updated from time to time by agreement between the Parties) (and any separate agreement which the Bank, a Fund and the Investment Manager may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written. Other than an amendment in respect of the Service Level Agreement set out in Schedule 2 hereto, amendments must be in writing and signed by both parties.

12.4 Further Assurances

Each Party, at no cost and expense of the other Party, will do or procure the doing of all acts and things and execute or procure the execution of all such documents (including any account opening documentation) as the other Party considers necessary to give full effect to the terms of this Custody Documents, to enable the performance of the Services and to comply with any Applicable Law.

12.5 Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under the U.S. Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Financial Assets, the Bank is instructed not to disclose the name, address or Financial Asset positions of a Fund in response to shareholder communications requests regarding the Account.

12.6 USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act") requires the Bank to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, each Fund acknowledges that Section 326 of the USA PATRIOT Act and the Bank's identity verification procedures require the Bank to obtain information which may be used to confirm a Fund's identity, including, without limitation, a Fund's name, address and organizational documents ("identifying information"). Each Fund may also be asked to provide information about its financial status, such as its audited and unaudited financial statements. Each Fund agrees to provide the Bank with and consents to the Bank obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by the Bank.

12.7 AML/Sanctions Requirements

Each Fund hereby acknowledges that the Bank is obliged to comply with AML/Sanctions Requirements and that the Bank shall not be liable for any action it or any of its Affiliates reasonably takes to comply with any AML/Sanctions Requirement, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets, or other assets. Each Fund shall cooperate with the Bank's performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, each Fund agrees that (i) the Bank may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and (ii) Fund's utilization of Accounts as omnibus accounts to hold assets of Beneficial Owners is subject to the Bank's discretion. Furthermore, the Bank shall not be obliged to hold any "penny stock" (or other Financial Asset raising special anti-money laundering concerns) in any Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any "penny stock" or any such other Financial Asset. For the purposes of this section, "Beneficial Owner" means any person, other than a Fund, who has a direct or indirect beneficial ownership interest in any assets held in any of the Accounts.

12.8 Confidentiality

The Bank shall, and shall cause its Affiliates, Sub-custodians and agents to keep confidential the records and any and all other information obtained in connection with the Services and shall not, and shall cause its Affiliates, Sub-custodians and agents not to, disclose any such information to any person except (i) with the prior written consent of the applicable Fund or the Investment Manager, (ii) as required by law, regulation or court order, provided that the Bank shall (a) give prior notice (to the extent permitted by law), as soon as reasonably practicable, to the applicable Fund and the Investment Manager of any such requirement so that the applicable Fund and the Investment Manager may seek a protective order or other appropriate remedy, and (b) take such reasonable steps as are necessary to limit the disclosure of Confidential Information to solely that which is required and not include in such disclosure where practicable any other confidential information such as may be contained in the same document, (iii) to its professional advisers who have a need to know such information in their capacity as an adviser and who have agreed to keep such information confidential, (iv) such information which shall have been publicly disclosed other than in violation of this Agreement, and (v) such information that was or is obtained by the Bank on a non-confidential basis, provided that the Bank does not know or have reason to know of any breach by such source of any confidentiality obligations with respect thereto.

12.9 Insurance

The Bank will not be required to maintain any insurance coverage for the benefit of a Fund.

12.10 New Service.

In the event that a Fund requires the Bank to provide any custodial service not provided for or envisaged by this Agreement (a "New Service"), the applicable Fund or the Investment Manager may give written notice to the Bank setting out (in sufficient detail) the nature of the New Services that it requires. Following the receipt of such a notice, the Investment Manager and the Bank shall in good faith consult with each other to determine whether it is possible for the Bank to provide the New Service and if so, on what terms (including as to timing, costs and any development requirements).

12.11 Governing Law and Jurisdiction

This Agreement will be construed, regulated and administered under the laws of the United States or the State of New York, as applicable, without regard to New York's principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction a Fund may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each Fund shall not claim, and it hereby irrevocably waives, such immunity.

12.12 Severability; Waiver; and Survival

(a) If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction the provision(s) or part thereof shall to such extent be deemed not to form part of this Agreement, notwithstanding that the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions will not in any way be affected or impaired and the remainder of the provisions in this Agreement shall not be affected thereby.

(b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c) On termination of this Agreement, each party shall be released and discharged from all its future obligations under this Agreement except for those contained in clause 12.7 (and, for the avoidance of doubt, a Fund and the Bank shall remain liable for all liabilities and obligations in respect of any period up to the effective date of termination of this Agreement and each party's rights, protections, and remedies under this Agreement with respect to liabilities and obligations in respect of any period up to the effective date of termination of this Agreement shall survive its termination).

12.13 Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

12.14 No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

12.15 Several Obligations of each Fund

This Agreement is executed on behalf of the Board and not individually, and the obligations of this Agreement are not binding upon any of a Fund's Trustees, officers or shareholders personally but are binding only upon the assets and property of the applicable Fund. With respect to the obligations of each Fund arising hereunder, Bank shall look for payment or satisfaction of any such obligation solely to the assets of the applicable Fund which such obligation relates as though Bank had separately contracted by separate written instrument with respect to each Fund, and in no event shall Bank have recourse, by set off or otherwise, to or against any assets of any other Fund.

PINEGROVE ALTERNATIVE INSTITUTIONAL FUND	JPMORGAN CHASE BANK, N.A.

By: /s/ Matthew Stadtmauer Name: Matthew Stadtmauer Title: Director Date: March 31, 2015	By: /s/ Gareth McMaster Name: Gareth McMaster Title: Executive Director Date: March 31, 2015

PINE GROVE ALTERNATIVE FUND	PINE GROVE ASSET MANAGEMENT LLC

By: /s/ Matthew Stadtmauer Name: Matthew Stadtmauer Title: Director Date: March 31, 2015	By: /s/ Matthew Stadtmauer Name: Matthew Stadtmauer Title: President Date: March 31, 2015

SCHEDULE 1

ELECTRONIC ACCESS TO PRODUCTS

1. DEFINITIONS

In this Schedule 1 (Electronic Access to Products):

"Permitted User" means the permitted user of the Products designated by a Fund or the Investment Manager pursuant to paragraph 2.6;

"Product Data" has the meaning given to it in paragraph 2.2;

"Products" means the applications and products of the Bank listed in Annex A to this Schedule 2 (Electronic Access to Products), as may be amended by the Parties in writing from time to time, and "Product" shall mean any one of them; and

"Restricted Jurisdictions" means the jurisdictions listed in Annex B to this Schedule 2 (Electronic Access to Products), as may be amended by the Parties in writing from time to time, and "Restricted Jurisdiction" shall mean any one of them.

2. PRODUCTS

2.1 The Bank shall permit each Fund and its Permitted Users to access electronically the Products. The Bank reserves the right to modify this Schedule and the Products, subject to the terms and conditions of the Agreement upon prior written notice to the applicable Fund and the Investment Manager. The Bank shall endeavor to give the applicable Fund and the Investment Manager reasonable written notice of its termination or suspension of access under this Schedule to any Product, but may do so immediately upon written notice and, subject to the terms and conditions of the Agreement, to the a Fund and the Investment Manager if the Bank determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.2 In consideration of the fees paid by the Funds to the Bank under the Agreement and subject to any applicable software license in relation to Bank owned or sub-licensed software provided for a particular Product and Applicable Law, the Bank grants to each Fund on the terms of this Agreement a non-exclusive license to use the Products and the Bank's proprietary or Third Party information and proprietary and Third Party data made available to each Fund through the Products (the "Product Data") for the sole use of each Fund and its Permitted Users. Each Fund and its Permitted Users may download the Product Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice. For the avoidance of doubt, Product Data does not include Bank Materials, and the terms relating to the provision of or license to access or use the Bank Materials are governed by Clause 29 of the MSA.

2.3 Without limiting either Party's rights and obligations elsewhere under this Schedule 2 (Electronic Access to Products) or the Agreement, each Fund acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the internet and, to the extent a Fund or the Investment Manager uses an open network to access the Products, the applicable Fund hereby expressly assumes such risks. Each Fund and the Investment Manager shall make their own independent assessment of the adequacy of the internet and of the security procedures made available by the Bank. Each Fund acknowledges and agrees that the selection and any arrangements entered into by it relating to the use of any Third Party security and communications software or any Third Party service providers is the sole responsibility of a Fund, and the Bank disclaims all risks related thereto, notwithstanding that the Bank may recommend certain security and/or communication software packages. Each Fund also acknowledges that any such software must be interoperable with the Bank's software. Without limiting the Parties' rights and obligations under the Agreement, each of the Funds, the Investment Manager and the Bank shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment. For the avoidance of doubt, this paragraph 2.3 shall not alter the obligations of the Bank provided for in Schedule 7 (Data Requirements) of the MSA, as may be amended from time to time.

2.4 The Bank shall not be liable for any Losses arising out of the use or unavailability of the Bank's web site or any means provided by the Bank of accessing the Products through the Bank's web site, in the absence of the Bank's default, fraud, gross negligence, or willful misconduct. In the event that the Bank's web site is unexpectedly inaccessible or otherwise unavailable, the Bank shall, in the absence of a Force Majeure Event, provide other appropriate means for a Fund to obtain Statements of Account or Account Notifications from the Bank. Nothing in this paragraph 2.4 shall affect the obligations and liability of the Bank as provided in this Agreement.

2.5 A Party shall not use the Products to knowingly transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) "junk mail", "spam", "chain letters" or unsolicited mass distribution of e-mail.

2.6 Each Fund shall designate in writing to the Bank from time to time the names of such persons who will be permitted to access the Products (each, a "Permitted User") and shall list the Permitted User's geographic location upon request. Each Fund further represents and warrants to the Bank that a Fund shall not access a Product from any Restricted Jurisdiction or any other jurisdiction in which the Bank notifies a Fund in writing of a restriction. Prior to submitting any document which designates a Permitted User, each Fund shall obtain from that Permitted User any necessary consents to enable the Bank to process the data set out therein for the purposes of enabling that Permitted User to access the Products.

2.7 Each Fund shall be responsible for the compliance of its Permitted Users with the terms of this Schedule 1 (Electronic Access to Products).

ANNEX A

PRODUCTS

JPMAccess (including FORSS gui)

iVault

ANNEX B

RESTRICTED JURISDICTIONS

Cuba

Iran

North Korea

Northern Sudan

Syria

SCHEDULE 2

Service Level Agreement as at the date of this Agreement.

SCHEDULE 3

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	HSBC Bank Argentina S.A. Avenida Martin Garcia 464, 2nd Floor C1106ABJ Buenos Aires ARGENTINA	HSBC Bank Argentina S.A. Buenos Aires
AUSTRALIA	JPMorgan Chase Bank, N.A.** Level 19, 55 Collins Street Melbourne 3000 AUSTRALIA	Australia and New Zealand Banking Group Ltd. Melbourne
AUSTRIA	UniCredit Bank Austria AG Julius Tandler Platz - 3 A-1090 Vienna AUSTRIA	J.P. Morgan AG** Frankfurt
BAHRAIN	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN	HSBC Bank Middle East Limited Al Seef
BANGLADESH	Standard Chartered Bank Portlink Tower Level-6, 67 Gulshan Avenue Gulshan Dhaka -1212 BANGLADESH	Standard Chartered Bank Dhaka
BELGIUM	BNP Paribas Securities Services S.C.A. Boulevard Louis Schmidt 2 3rd Floor 1040 Brussels BELGIUM	J.P. Morgan A.G.** Frankfurt
BERMUDA	HSBC Bank Bermuda Limited 6 Front Street Hamilton HM 11 BERMUDA	HSBC Bank Bermuda Limited Hamilton
BOTSWANA	Standard Chartered Bank Botswana Limited 5th Floor, Standard House P.O. Box 496 Queens Road, The Mall Gaborone BOTSWANA	Standard Chartered Bank Botswana Limited Gaborone
BRAZIL	J.P. Morgan S.A. DTVM** Rua Dr. Renato Paes de Barros, 1017, Floor 9 Sao Paulo SP 04530-001 BRAZIL	J.P. Morgan S.A. DTVM** Sao Paulo
BULGARIA	Citibank Europe plc Serdika Offices 10th Floor 48 Sitnyakovo Blvd Sofia 1505 BULGARIA	ING Bank N.V. Sofia

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
CANADA	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto Ontario M5L 1G9 CANADA	Royal Bank of Canada Toronto
Royal Bank of Canada 155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3 CANADA
CHILE	Banco Santander Chile Bandera 140, Piso 4 Santiago CHILE	Banco Santander Chile Santiago
CHINA A-SHARE	HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE'S REPUBLIC OF CHINA	HSBC Bank (China) Company Limited Shanghai
CHINA B-SHARE	HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE'S REPUBLIC OF CHINA	J.P. Morgan Chase Bank, N.A., New York** JPMorgan Chase Bank, N.A., Hong Kong** Hong Kong
COLOMBIA	CorpBanca Investment Trust Colombia S.A. Carrera 7 No. 99-53, Piso 18 Bogota COLOMBIA	Banco CorpBanca Investment Trust S.A. Bogotá
*COSTA RICA*	Banco BCT, S.A. 150 Metros Norte de la Catedral Metropolitana Edificio BCT San Jose COSTA RICA	Banco BCT, S.A. San Jose
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*
CROATIA	Privredna Banka Zagreb d.d. Radnicka cesta 50 10000 Zagreb CROATIA	Zagrebacka Banka d.d. Zagreb
CYPRUS	HSBC Bank plc 109-111, Messogian Ave. 115 26 Athens CYPRUS	J.P. Morgan AG** Frankfurt
CZECH REPUBLIC	UniCredit Bank Czech Republic and Slovakia, a.s. BB Centrum - FILADELFIE Zeletavska 1525-1 140 92 Prague 1 CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Prague

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
DENMARK	Nordea Bank Danmark A/S Christiansbro Strandgade 3 P.O. Box 850 DK-0900 Copenhagen C DENMARK	Nordea Bank Danmark A/S Copenhagen C
EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT	Citibank, N.A. Cairo
ESTONIA	Swedbank AS Liivalaia 8 15040 Tallinn ESTONIA	J.P. Morgan AG** Frankfurt
FINLAND	Nordea Bank Finland Plc Aleksis Kiven katu 3-5 FIN-00020 NORDEA Helsinki FINLAND	J.P. Morgan AG** Frankfurt
FRANCE	BNP Paribas Securities Services S.C.A. Les Grands Moulins de Pantin 9, rue du Debarcadere 93500 Pantin FRANCE	J.P. Morgan AG** Frankfurt
GERMANY	Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY	J.P. Morgan AG** Frankfurt
J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt GERMANY # Custodian for local German custody clients only.
GHANA	Standard Chartered Bank Ghana Limited Accra High Street P.O. Box 768 Accra GHANA	Standard Chartered Bank Ghana Limited Accra
GREECE	HSBC Bank plc Messogion 109-111 11526 Athens GREECE	J.P. Morgan AG** Frankfurt
HONG KONG	JPMorgan Chase Bank, N.A.** 48th Floor, One Island East 18 Westlands Road, Quarry Bay HONG KONG	JPMorgan Chase Bank, N.A.** Hong Kong

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
HUNGARY	Deutsche Bank AG Hold utca 27 H-1054 Budapest HUNGARY	ING Bank N.V. Budapest
*ICELAND*	Islandsbanki hf. Kirkjusandur 2 IS-155 Reykjavik ICELAND	Islandsbanki hf. Reykjavik
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*
INDIA	JPMorgan Chase Bank, N.A.** 6th Floor, Paradigm 'B' Wing Mindspace, Malad (West) Mumbai 400 064 INDIA	JPMorgan Chase Bank, N.A.** Mumbai
INDONESIA	Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA	Deutsche Bank AG Jakarta
IRELAND	JP Morgan Chase Bank, N.A.** 25 Bank Street, Canary Wharf London E14 5JP UNITED KINGDOM	J.P. Morgan AG** Frankfurt
ISRAEL	Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street 65136 Tel Aviv ISRAEL	Bank Leumi le-Israel B.M. Tel Aviv
ITALY	BNP Paribas Securities Services S.C.A. Via Asperto, 5 20123 Milan ITALY	J.P. Morgan AG** Frankfurt
JAPAN	Mizuho Bank, Ltd. 4-16-13, Tsukishima Chuo-ku Tokyo 104-0052 JAPAN	JPMorgan Chase Bank, N.A.** Tokyo
The Bank of Tokyo-Mitsubishi UFJ, Limited 1-3-2 Nihombashi Hongoku-cho Chuo-ku Tokyo 103-0021 JAPAN
*JORDAN*	Standard Chartered Bank Shmeissani Branch Al-Thaqafa Street Building # 2 P.O.BOX 926190 Amman - 11110 Jordan JORDAN	Standard Chartered Bank Amman - 11110

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*
KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC 43 Dostyk Avenue Almaty 050010 KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC Almaty
KENYA	Standard Chartered Bank Kenya Limited Chiromo 48 Westlands Road Nairobi 00100 KENYA	Standard Chartered Bank Kenya Limited Nairobi
KUWAIT	HSBC Bank MIddle East Limited Kuwait City, Qibla Area Hamad Al-Saqr Street, Kharafi Tower G/1/2 Floors Safat 13017 KUWAIT	HSBC Bank MIddle East Limited Safat
LATVIA	Swedbank AS Balasta dambis 1a Riga LV-1048 LATVIA	Swedbank AS Riga
LEBANON	HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON	JPMorgan Chase Bank, N.A.** New York
LITHUANIA	AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA	AB SEB Bankas Vilnius J.P. Morgan AG** Frankfurt
LUXEMBOURG	BNP Paribas Securities Services S.C.A. 33, Rue de Gasperich L-5826 Hesperange LUXEMBOURG	J.P. Morgan AG** Frankfurt
*MALAWI*	Standard Bank Limited, Malawi 1st Floor Kaomba House Cnr Glyn Jones Road & Victoria Avenue Blantyre MALAWI	Standard Bank Limited, Malawi Blantyre
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*
MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 12th Floor, South Tower 50100 Kuala Lumpur MALAYSIA	HSBC Bank Malaysia Berhad Kuala Lumpur

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited Ebene
MEXICO	Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO	Banco Santander (Mexico), S.A. Mexico, D.F.
MOROCCO	Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO	Attijariwafa Bank S.A. Casablanca
NAMIBIA	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA	The Standard Bank of South Africa Limited Johannesburg
NETHERLANDS	BNP Paribas Securities Services S.C.A. Herengracht 595 1017 CE Amsterdam NETHERLANDS	J.P. Morgan AG** Frankfurt
NEW ZEALAND	JPMorgan Chase Bank, N.A.** Level 13, 2 Hunter Street Wellington 6011 NEW ZEALAND	Westpac Banking Corporation Wellington
NIGERIA	Stanbic IBTC Bank Plc Plot 1712 Idejo Street Victoria Island Lagos NIGERIA	Stanbic IBTC Bank Plc Lagos
NORWAY	Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO-0107 Oslo NORWAY	Nordea Bank Norge ASA Oslo
OMAN	HSBC Bank Oman S.A.O.G. 2nd Floor Al Khuwair PO Box 1727 PC 111 Seeb OMAN	HSBC Bank Oman S.A.O.G. Seeb
PAKISTAN	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN	Standard Chartered Bank (Pakistan) Limited Karachi
** J.P. Morgan affiliate	Page 6 of 11	Correspondent banks are listed for information only.

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
*PALESTINIAN TERRITORIES*	HSBC Bank Middle East Limited Jaffa Street P.O. Box 2067 Amman PALESTINIAN AUTONOMOUS AREA	HSBC Bank Middle East Limited Amman JPMorgan Chase Bank, N.A.** New York
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*
PERU	Citibank del Peru S.A. Av. Canaval y Moreryra 480 Piso 4 San Isidro, Lima 27 PERU	Citibank del Peru S.A. San Isidro, Lima
PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City 1634 Taguig City PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited Taguig City
POLAND	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw POLAND	mBank S.A. Warsaw
PORTUGAL	BNP Paribas Securities Services S.C.A. Avenida D.João II, Lote 1.18.01, Bloco B, 7º andar 1998-028 Lisbon PORTUGAL	J.P. Morgan AG** Frankfurt
QATAR	HSBC Bank Middle East Limited 2nd Floor, Ali Bin Ali Tower Building 150 (Airport Road) PO Box 57 Doha QATAR	HSBC Bank Middle East Limited Doha
ROMANIA	Citibank Europe plc 145 Calea Victoriei 1st District 010072 Bucharest ROMANIA	ING Bank N.V.
RUSSIA	J.P. Morgan Bank International (Limited Liability Company)** 10, Butyrsky Val White Square Business Centre Floor 12 Moscow 125047 RUSSIA	JPMorgan Chase Bank, N.A.** New York A/C JPMorgan Chase Bank London
SAUDI ARABIA	HSBC Saudi Arabia Limited 2/F HSBC Building Olaya Road, Al-Murooj Riyadh 11413 SAUDI ARABIA	HSBC Saudi Arabia Limited Riyadh

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
SERBIA	Unicredit Bank Srbija a.d. Airport City Belgrade Omladinskih Brigada 88 11070 Belgrade SERBIA	Unicredit Bank Srbija a.d. Belgrade
SINGAPORE	DBS Bank Ltd 10 Toh Guan Road DBS Asia Gateway, Level 04-11 (4B) 608838 SINGAPORE	Oversea-Chinese Banking Corporation Singapore
SLOVAK REPUBLIC	UniCredit Bank Czech Republic and Slovakia, a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK REPUBLIC	J.P. Morgan AG** Frankfurt
SLOVENIA	UniCredit Banka Slovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA	J.P. Morgan AG** Frankfurt
SOUTH AFRICA	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA	The Standard Bank of South Africa Limited Johannesburg
SOUTH KOREA	Standard Chartered Bank Korea Limited 47 Jongro, Jongro -Gu Seoul 110-702 SOUTH KOREA	Standard Chartered Bank Korea Limited Seoul
SPAIN	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN	J.P. Morgan AG** Frankfurt
SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited Colombo
SWEDEN	Nordea Bank AB (publ) Hamngatan 10 SE-105 71 Stockholm SWEDEN	Svenska Handelsbanken Stockholm
SWITZERLAND	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND	UBS AG Zurich

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
TAIWAN	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Xin Yi Road Taipei 11047 TAIWAN	JPMorgan Chase Bank, N.A.** Taipei
*TANZANIA*	Stanbic Bank Tanzania Limited Stanbic Centre Corner Kinondoni and A.H.Mwinyi Roads P.O. Box 72648 Dar es Salaam TANZANIA	Stanbic Bank Tanzania Limited Dar es Salaam
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*
THAILAND	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 90 North Sathorn Road Bangrak Silom, Bangrak Bangkok 10500 THAILAND	Standard Chartered Bank (Thai) Public Company Limited Bangkok
TRINIDAD AND TOBAGO	Republic Bank Limited 9-17 Park Street Port of Spain TRINIDAD AND TOBAGO	Republic Bank Limited Port of Spain
TUNISIA	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 Tunis 1000 TUNISIA	Banque Internationale Arabe de Tunisie, S.A. Tunis
TURKEY	Citibank A.S. Inkilap Mah., Yilmaz Plaza O. Faik Atakan Caddesi No: 3 34768 Umraniye- Istanbul TURKEY	JPMorgan Chase Bank, N.A.** Istanbul
UGANDA	Standard Chartered Bank Uganda Limited 5 Speke Road P.O. Box 7111 Kampala UGANDA	Standard Chartered Bank Uganda Ltd Kampala
*UKRAINE*	PJSC Citibank 16-g Dymyrova Street 03150 Kiev UKRAINE	JPMorgan Chase Bank, N.A.** New York A/C JPMorgan Chase Bank London
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*
UNITED ARAB EMIRATES - ADX	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
UNITED ARAB EMIRATES - DFM	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi
UNITED ARAB EMIRATES - NASDAQ DUBAI	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	J.P. Morgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London
UNITED KINGDOM	JPMorgan Chase Bank, N.A.** 25 Bank Street, Canary Wharf London E14 5JP UNITED KINGDOM Deutsche Bank AG Depository and Clearing Centre 10 Bishops Square London E1 6EG UNITED KINGDOM	JPMorgan Chase Bank, N.A.** London Varies by currency
UNITED STATES	J.P. Morgan Chase Bank, N.A.** 4 New York Plaza New York NY 10004 UNITED STATES	J.P. Morgan Chase Bank, N.A.** New York
URUGUAY	Banco Itaú Uruguay S.A. Zabala 1463 11000 Montevideo URUGUAY	Banco Itaú Uruguay S.A. Montevideo
VENEZUELA	Citibank, N.A. Avenida Casanova Centro Comercial El Recreo Torre Norte, Piso 19 Caracas 1050 VENEZUELA	Citibank, N.A. Caracas
VIETNAM	HSBC Bank (Vietnam) Ltd. Centre Point 106 Nguyen Van Troi Street Phu Nhuan District Ho Chi Minh City VIETNAM	HSBC Bank (Vietnam) Ltd. Ho Chi Minh City
*WAEMU - BENIN, BURKINA FASO, GUINEA-BISSAU, IVORY COAST, MALI, NIGER, SENEGAL, TOGO*	Standard Chartered Bank Cote d'Ivoire SA 23 Boulevard de la Republique 1 01 B.P. 1141 Abidjan 17 IVORY COAST	Standard Chartered Bank Cote d'Ivoire SA Abidjan
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

MARKET	SUBCUSTODIAN	CASH CORRESPONDENT BANK
ZAMBIA	Standard Chartered Bank Zambia Plc Standard Chartered House Cairo Road P.O. Box 32238 Lusaka 10101 ZAMBIA	Standard Chartered Bank Zambia Plc Lusaka
*ZIMBABWE*	Stanbic Bank Zimbabwe Limited Stanbic Centre, 3rd Floor 59 Samora Machel Avenue Harare ZIMBABWE	Stanbic Bank Zimbabwe Limited Harare
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION*

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